UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3D SYSTEMS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3D SYSTEMS CORPORATION
333 Three D Systems Circle
Rock Hill, SC 29730

March 31, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of 3D Systems Corporation scheduled to be held on Tuesday, May 19, 2009, at 10:00 a.m., Eastern Daylight Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730. Your Board of Directors and senior management look forward to greeting you at the meeting.

At the meeting, you will be asked to approve three proposals, which include:

•	A proposal to elect nine directors, who constitute the whole Board of Directors, to serve until the next Annual Meeting.

•	A proposal to authorize an additional 1,000,000 shares of Common Stock for issuance under our 2004 Incentive Stock Plan.

•	And a proposal to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

These proposals are important, and we urge you to vote in favor of them. It is important that your shares are represented and voted at the Annual Meeting.

We have adopted the SEC’s “notice and access” rule for the Annual Meeting. This rule permits us to deliver to you a “Notice of Internet Availability of Proxy Materials” and to provide online access to our Proxy Statement and Annual Report, replacing the requirement that we automatically send you a paper copy of our proxy materials and an annual report to stockholders. Consistent with the announced objectives of the “notice and access” rule, we believe that it will enable us to provide you with the information that you need to determine how to vote on the matters to be addressed at the Annual Meeting while lowering the costs of our Annual Meeting and contributing environmental benefits by reducing our use of paper and other resources to produce, print and mail our proxy materials and an annual report to stockholders.

We are also proud to offer you an opportunity to be environmentally responsible through choosing electronic delivery of all future stockholder materials that we send. We will plant a tree on your behalf if you sign up to receive all future stockholder materials online. It’s fast and easy, and you can change your electronic delivery options at any time. Sign up at www.eTree.com/3DSystems or call (800) 962-4284.

On or about March 31, 2009, we began mailing a “Notice of Internet Availability of Proxy Materials” to all of our stockholders of record as of March 23, 2009, which is the record date for our Annual Meeting, and we have posted this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2008 on the internet as described in that notice. You may also choose to have a paper copy of the Proxy Statement and Annual Report sent to you by following the instructions on the notice.

Votes may be cast on the internet via the website that hosts our Proxy Statement and Annual Report as described on the notice that you receive. If you have requested delivery of a printed version of the materials, you will receive a proxy card on which you may vote your shares by signing, dating and mailing the printed proxy card in the postage-paid return envelope that you are provided. You may also follow the instructions for voting by telephone as set forth on your proxy card. Regardless of whether you plan to attend the Annual Meeting, we encourage you to vote your shares on the dedicated website or by proxy card in case your plans change. Please vote today to ensure that your votes are counted.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Abraham N. Reichental
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 31, 2009

The Annual Meeting of Stockholders of 3D Systems Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 19, 2009, at 10:00 a.m., Eastern Daylight Time, at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730, for the following purposes:

•	To elect nine directors, constituting the whole Board of Directors, to serve until the next Annual Meeting;

•	To authorize the issuance of an additional 1,000,000 shares of Common Stock under our 2004 Incentive Stock Plan;

•	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for 2009; and

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 23, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. We are mailing a “Notice of Internet Availability of Proxy Materials” commencing on or about March 31, 2009 to all stockholders of record as of the record date for the Annual Meeting. Copies of the attached Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2008 are available upon request by following the instructions in our “Notice of Internet Availability of Proxy Materials.”

We urge you to attend the Annual Meeting so that we can review the past year with you, listen to your suggestions, and answer any questions that you may have. It is important that as many stockholders as possible are represented at the Annual Meeting, so please review the attached Proxy Statement promptly and vote your shares today by following the instructions for voting in the “Notice of Internet Availability of Proxy Materials” or in the attached Proxy Statement.

Even if you plan to attend the Annual Meeting in person, please vote today to ensure that your votes are counted, in case your plans change. If you are a stockholder of record and attend the Annual Meeting in person, you will be able to vote your shares personally at the meeting if you so desire, even if you previously voted.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary

Rock Hill, South Carolina
March 31, 2009

3D SYSTEMS CORPORATION
333 Three D Systems Circle
Rock Hill, South Carolina 29730

PROXY STATEMENT
Dated March 31, 2009

For the Annual Meeting of Stockholders
To Be Held on May 19, 2009

GENERAL INFORMATION

Our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) is scheduled to be held at our offices at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 at 10:00 a.m., Eastern Daylight Time, on May 19, 2009. We are furnishing this Proxy Statement to the holders of our Common Stock in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

This Proxy Statement and related materials are first being made available to stockholders on or about March 31, 2009.

VOTING SECURITIES

Our only outstanding class of voting securities is our Common Stock, par value $0.001 per share (the “Common Stock”). As of the close of business on March 23, 2009, the record date for the Annual Meeting, there were 22,412,537 shares of Common Stock issued and outstanding. Holders of record of shares of our Common Stock outstanding as of the record date are entitled to notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

VOTING MATTERS

Your vote is very important. Stockholders may vote by internet via a website that provides links to our Proxy Statement and Annual Report. Alternatively, if you asked to receive printed materials, you may vote:

•	by mail by using the proxy card or voting instruction card and postage-paid return envelope that you receive; or

•	by using the toll-free telephone number that is included on your proxy card or voting instruction card.

Your voting alternatives are more fully described in the “Notice of Internet Availability of Proxy Materials” that we mailed to you.

Record Date

The Board of Directors has fixed the close of business on March 23, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As required by Delaware law, a list of the stockholders of record as of the record date will be kept at our principal office at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 for a period of ten days prior to the Annual Meeting.

Quorum

A majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

The votes required to approve the matters to be considered at the Annual Meeting are as follows:

•	Election of Directors. The directors are elected by a plurality of the votes cast in the election.

•	Stock Plan. The approval of the amendment to the 2004 Incentive Stock Plan must be approved by the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

•	Ratification of Selection of Auditors. This proposal must be approved by the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

•	Voting on Other Matters. We do not know of any other matters to be presented for consideration at the Annual Meeting. However, if any other matters are properly presented for consideration, the proxy holders will have the discretion to vote your shares on those matters in accordance with the Board of Directors’ recommendations. If the Board of Directors does not make a recommendation on any such matters, the proxy holders will be entitled to vote in their discretion on those matters.

Voting Policies

All stockholders will receive a Notice of Internet Availability of Proxy Materials. In the event that you request a set of printed proxy materials as directed on such notice, you will be sent proxy materials along with a proxy card or a voting instruction card, as applicable.

For stockholders of record, regardless of the method by which you vote, if you specify how your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your instructions. If you do not give specific voting instructions when you grant an otherwise valid proxy, your shares will be voted as follows:

•	FOR the election of the nine nominees for director described below;

•	FOR the amendment of the 2004 Incentive Stock Plan; and

•	FOR the ratification of the selection of our independent registered public accounting firm.

On any other matters that properly may come before the Annual Meeting, your proxy will be voted as recommended by the Board of Directors or, if no recommendation is made, in the discretion of the proxy holders named on the proxy card. For stockholders of shares held in street name, if you do not give specific instructions to your broker or other nominee holder on your voting instruction card, such party will be entitled to vote your shares in its discretion on the election of the nominees to the Board of Directors and the ratification of the selection of our independent registered public accounting firm.

Many of you hold your shares in a brokerage account or bank or through another nominee holder. In that case, you are considered the “beneficial owner” of shares held in “street name.” As a beneficial owner, you have the right to instruct your broker or nominee how to vote your shares, and that party is required to vote your shares in accordance with your instructions.

In limited circumstances, a nominee for a beneficial owner of shares held in street name is entitled to vote your shares in the absence of specific voting instructions from you on matters that are considered “routine.” We understand that the only proposals that are to be voted on at the Annual Meeting that are considered to be a “routine” proposal are the election of the nine nominees for director and the ratification of the selection of our independent registered accounting firm. Accordingly, if you do not give specific voting instructions to your broker or other nominee holder, that party will not be entitled to vote your shares for the amendment of our 2004 Incentive Stock Plan but will be entitled to vote your shares in its discretion on the election of directors and the ratification of the appointment of our independent registered public accounting firm.

Multiple Accounts

If you hold shares in more than one account, shares that are registered in different names or shares that are held through one or more banks, brokerage firms or other nominees, you may receive more than one “Notice of Internet Availability of Proxy Materials,” more than one proxy card or more than one voting instruction card. Each of these Notices, proxy cards or voting instruction cards will likely relate to shares that you own in different accounts, in different names or with different banks, brokerage firms or other nominees.

We ask that you please follow the instructions on each Notice that you receive. We also ask that you please sign, date and return all proxy cards and voting instruction cards that you receive. This will ensure that all of your shares are represented and voted at the Annual Meeting.

Householding; Delivery of Documents to Security Holders Sharing an Address

We are making this Proxy Statement, our 2008 Annual Report on Form 10-K and the “Notice of Internet Availability of Proxy Materials” available to all stockholders of record as of the record date for the Annual Meeting.

Street-name stockholders residing in the same household may receive only one 2008 Annual Report on Form 10-K, Proxy Statement and “Notice of Internet Availability of Proxy Materials” if you have previously made a householding election furnished to you by your bank, broker or other nominee holder to deliver only one copy to you. This process, by which only one set of these materials is delivered to multiple security holders sharing an address is called “householding.” Householding may provide convenience for you and cost savings for us. Once initiated, householding may continue until one or more of the stockholders within the household provides instructions to the contrary to their nominee.

If you have requested printed materials, we will promptly deliver to street-name stockholders in a single household who participate in a “householding” program upon their request to receive separate copies in the future an additional copy of the 2008 Annual Report on Form 10-K, the Proxy Statement and the “Notice of Internet Availability of Proxy Materials.” Instructions to request additional copies of these documents should be provided on the voting instruction form that your bank, broker or other holder of record provides to you.

Street-name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by following the householding instructions on the voting instruction form provided to you by your bank, broker or other nominee holder. Alternatively, street-name stockholders whose nominee holders utilize the services of Broadridge Financial Solutions, Inc. (as indicated on the voting instruction form that Broadridge sends to you) may send written instructions to Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call (800) 542-1061. The instructions must include the stockholder’s name and account number and the name of the bank, broker or other nominee holder. Otherwise, street-name stockholders should contact their bank, broker or other nominee holder.

Copies of this Proxy Statement, our 2008 Annual Report on Form 10-K and the “Notice of Internet Availability of Proxy Materials” are available upon request by calling (803) 326-4010 or by writing to Investor Relations, 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730.

Voting by Internet

For all stockholders, including stockholders of record and holders of shares in street name, you may vote by accessing a dedicated website on the internet that provides links to our Proxy Statement and Annual Report. The web address is provided on the “Notice of Internet Availability of Proxy Materials” that was mailed to you. Instructions on how to vote are provided upon accessing the website. Internet voting is available 24 hours a day, seven days a week, except that no internet votes will be accepted after 11:59 P.M., Eastern Daylight Time, on Monday, May 18, 2009, the day prior to the Annual Meeting.

Voting by Telephone

Telephone voting is available for all stockholders of record, including stockholders of record and holders of shares in street name, who have requested printed materials.

You may vote by calling the toll-free number listed on the proxy card or voting instruction card. Telephone voting is available 24 hours a day, seven days a week, except that, as is the case with internet voting, no telephone votes will be accepted after 11:59 P.M., Eastern Daylight Time, on Monday, May 18, 2009, the day prior to the Annual Meeting.

Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders by using the individual control numbers provided on each proxy card or voting instruction card. Accordingly, please have your proxy card or voting instruction card available when you call. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

Voting by Mail

You may vote by mail if you requested printed versions of the Proxy Statement and Annual Report. In such case, simply mark, sign and date the proxy card or voting instruction card, and return it in the enclosed postage-paid envelope.

Voting in Person at the Annual Meeting

Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted, and regardless of whether the prior vote was by internet, telephone or by mail.

If you hold your shares in “street name,” that is, if you hold your shares through a bank, broker or other nominee holder, you must obtain a written proxy, executed in your favor, from the nominee holding your shares in order to vote your shares in person at the Annual Meeting.

If You Wish to Revoke Your Proxy

Regardless of the method you use to vote, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	voting by internet at a later time;

•	voting by telephone at a later time;

•	submitting a properly signed proxy with a later date; or

•	voting in person at the Annual Meeting if you are a stockholder of record (or hold a valid proxy from the nominee who holds your shares in their name.)

Please remember that, as described above, there will be no internet or telephone voting available after 11:59 P.M., Eastern Daylight Time, on Monday May 18, 2009, the day prior to the Annual Meeting.

Abstentions; Broker Non-Votes

With respect to any shares that are voted, abstentions, votes withheld in the election of directors and broker non-votes will be treated as shares that are present for the purpose of determining the presence of a quorum at the Annual Meeting. A “broker non-vote” occurs when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary authority to vote on that matter.

In the election of directors, the director nominees receiving a plurality of affirmative votes out of the shares of Common Stock present or represented and entitled to vote at the meeting will be elected as directors. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote is required to approve the amendment to the 2004 Incentive Stock Plan and to ratify the selection BDO Seidman, LLP as our independent registered public accounting firm for 2009.

Abstentions and broker non-votes will have no effect on the election of directors.

With respect to the proposal to amend the 2004 Incentive Stock Plan, any abstentions or broker non-votes will have the effect of a vote against such proposal.

With respect to the ratification of our selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009, any abstentions will have the effect of a vote against the proposal and any broker non-votes will have no effect on the proposal.

Stockholder Proposals for the 2010 Annual Meeting

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, certain stockholder proposals may be eligible for inclusion in our Proxy Statement and form of proxy. The date by which we must receive stockholder proposals to be considered for inclusion in the Proxy Statement and form of proxy for the 2010 Annual Meeting of Stockholders is December 1, 2009 (or if the date of the 2010 Annual Meeting is changed by more than 30 days from May 19, 2010, a reasonable time before we begin to print and mail the proxy materials for the 2010 Annual Meeting).

Our By-Laws set forth certain procedures that stockholders must follow in order to properly nominate a person for election to the Board of Directors or to present any other business at an annual meeting of stockholders, other than proposals included in our Proxy Statement pursuant to Rule 14a-8. In addition to any other applicable requirements, to properly nominate a person for election to the Board of Directors or for a stockholder to properly bring other business before the 2010 Annual Meeting, a stockholder of record must give timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be received at our principal office between January 15, 2010 and February 14, 2010, provided that, if the 2010 Annual Meeting is called for a date that is not within 30 days before or after May 19, 2010, then the notice by the stockholder must be so received a reasonable time before we make available our Proxy Statement for the 2010 Annual Meeting. The notice also must contain specific information regarding the nomination or the other business proposed to be brought before the meeting, as set forth in our By-Laws. The By-Law provisions relating to advance notice of business to be transacted at annual meetings are contained in Section 2.13 of our By-Laws, which are available on our website and can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Amended and Restated By-Laws” from the list of documents on the web page.

Stockholder Nominees to the Board

Our Corporate Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with a policy adopted by the Board. Recommendations should be submitted to our Corporate Secretary in writing at our offices in Rock Hill, South Carolina, along with additional required information about the nominee and the stockholder making the recommendation. A copy of our stockholder nomination policy is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Policy and Procedure for Shareholders Nominees to the Board” from the list of documents on the web page.

The Corporate Governance and Nominating Committee and the Board have also approved qualifications for nomination to the Board. In determining whether to recommend particular individuals to the Board, the Committee will consider, among other factors, a director’s ethical character, a director’s experience and diversity of background as well as whether a director is independent under applicable listing standards and financially literate. A complete copy of our “Qualifications for Nominations for the Board” is posted on our website at www.3DSystems.com under the “Investors” tab and then the “Corporate Governance” tab. The process by which the Committee identifies and evaluates nominees for director is the same regardless of whether the nominee is recommended by a stockholder.

When the Board or the Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (generally the chairman) and the Chief Executive Officer will interview each qualified candidate. Other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation for approval of the candidate to the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth (a) as of the date indicated in the applicable Schedule 13D or 13G with respect to each person identified as having filed a Schedule 13D or 13G and (b) as of the date of this Proxy Statement with respect to the other persons listed in the table, the number of outstanding shares of Common Stock and the percentage beneficially owned:

•	by each person known to us to be the beneficial owner of more than five percent of our Common Stock;

•	by each current director, nominee for election as a director and each executive and operating officer identified in the Summary Compensation Table; and

•	by all of our directors, executive officers and operating officers as a group.

Except as otherwise indicated in the footnotes to the table, and subject to any applicable community property laws, each person has the sole voting and investment power with respect to the shares beneficially owned. The address of each person listed is in care of 3D Systems Corporation, 333 Three D Systems Circle, Rock Hill, South Carolina 29730, unless otherwise noted.

	Shares of Common Stock
	Beneficially Owned(1)
	Number of		Percentage
Name and Address of Beneficial Owner	Shares		Ownership

St. Denis J. Villere & Company, L.L.C. 210 Baronne Street, Suite 808 New Orleans, Louisiana 70112	3,637,496	(2)	16.2%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	3,327,600	(3)	14.8%
The Clark Estates, Inc. One Rockefeller Plaza New York, New York 10020	2,223,157	(4)	9.9%
William E. Curran	4,970	(5)	*
Miriam V. Gold	67,800	(6)	*
Charles W. Hull	441,505	(7)	2.0%
Jim D. Kever	164,782	(8)	*
G. Walter Loewenbaum, II	1,553,415	(9)	6.9%
Kevin S. Moore	2,279,807	(10)	10.2%
Abraham N. Reichental	682,616	(11)	3.0%
Daniel S. Van Riper	14,323	(12)	*
Robert M. Grace, Jr.	95,112	(13)	*
Damon J. Gregoire	33,000	(14)	*
Kevin P. McAlea	160,728	(15)	*
Karen E. Welke	4,000	(16)	*
All directors and officers as a group (12 persons)	5,502,058	(17)	23.7%

*	Less than one percent

(1)	Percentage ownership is based on 22,412,537 shares of Common Stock outstanding and entitled to vote as of the record date for the Annual Meeting. Common Stock numbers include, with respect to the stockholder in question, Common Stock issuable upon exercise of vested options.

(2)	St. Denis J. Villere & Company is a Louisiana limited liability company and an investment advisor registered under the Investment Advisors Act of 1940. As of December 31, 2008, Villere was deemed to have or to share voting or dispositive power over and therefore to own beneficially 3,637,496 shares of

Common Stock. Of that amount, Villere had sole voting and dispositive power over 435,097 shares of Common Stock and shared voting and dispositive power over 3,202,399 shares of Common Stock. Information regarding the beneficial ownership of our securities by Villere is taken from the most recent Amendment to the Schedule 13G filed by Villere dated January 14, 2009.

(3)	These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,960,000 shares of Common Stock directly, representing in the aggregate 8.7% of the shares of the Common Stock outstanding), for which T. Rowe Price Associates, Inc. serves as investment advisor with sole power to vote or direct the voting of the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of these securities. However, T. Rowe Price expressly disclaims that it is the beneficial owner of these securities. Information regarding the beneficial ownership of our securities by T. Rowe Price is taken exclusively from Amendment No. 7 to the Schedule 13G filed by T. Rowe Price dated February 13, 2009.

(4)	The Clark Estates, Inc. is a private investment firm. Kevin S. Moore, one of our directors, is the President and a director of that firm and is the President of Ninth Floor Corporation, which is the general partner of Clark Partners I, L.P. The Clark Estates, Inc. provides management and administrative services to Clark Partners I, L.P., which in turn owns certain of our securities. Information regarding the beneficial ownership of our securities by The Clark Estates, Inc. is taken from Amendment No. 7 to the Schedule 13D filed by that firm on February 14, 2008.

(5)	All shares beneficially owned by Mr. Curran were issued under the Directors Stock Plan and are subject to restrictions on transfer. For a discussion of the Restricted Stock Plan for Non-Employee Directors (the “Directors Stock Plan”), see “Director Compensation — Directors Stock Plan” below.

(6)	Consists of (a) 22,800 shares of Common Stock that Ms. Gold holds directly and (b) 45,000 shares of Common Stock covered by outstanding options that are currently exercisable. The shares of Common Stock held directly by Ms. Gold include 15,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. For a discussion of stock options held by non-management directors, all of which are currently exercisable, see “Director Compensation — 1996 Non-Employee Directors Stock Option Plan” below. Please also see “Director Option Exercises in 2007” below.

(7)	Consists of (a) 5,500 shares of Common Stock that Mr. Hull holds directly, (b) 10,000 shares of Common Stock covered by outstanding options that are currently exercisable, and (c) 426,005 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees. The shares of Common Stock held directly by Mr. Hull include 5,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(8)	Consists of (a) 86,891 shares of Common Stock that Mr. Kever holds directly, (b) 45,000 shares of Common Stock covered by outstanding options that are currently exercisable and (c) 32,891 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Kever’s minor children. Mr. Kever disclaims beneficial ownership of the shares and other securities held by that trust except to the extent of his pecuniary interest in them. The shares of Common Stock held directly by Mr. Kever include 15,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. See “Director Option Exercises in 2007” below.

(9)	Consists of (a) 775,543 shares of Common Stock that Mr. Loewenbaum holds directly, (b) 100,018 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum’s spouse, (c) 11,093 shares held in the name of The Lillian Shaw Loewenbaum Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (d) 102,147 shares held in the name of The Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (e) 201,900 shares held in the name of G. Walter Loewenbaum CGM Profit Sharing Custodian, G. Walter Loewenbaum Trustee, Mr. Loewenbaum’s pension plan, (f) 33,509 shares held in the name of the Anna Willis Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (g) 49,579 shares held in the name of the Elizabeth Scott Loewenbaum 1993 Trust for which Mr. and Mrs. Loewenbaum serve as trustees,

(h) 20,771 shares held in the name of Wally’s Trust u/w/o Joel Simon Loewenbaum for which Mr. Loewenbaum serves as trustee, (i) 23,855 shares held in the name of Waterproof Partnership, L.P. of which Mr. Loewenbaum and his wife are the general partners, (j) 150,000 shares held in the name of The GWL 2008 Annuity Trust for which G. Walter Loewenbaum serves as trustee and (j) 85,000 shares of Common Stock covered by outstanding options that are currently exercisable. Mr. Loewenbaum disclaims beneficial ownership except to the extent of his pecuniary interest therein of any securities not directly held by him. The shares of Common Stock held directly by Mr. Loewenbaum include 15,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer. See “1996 Non-Employee Directors Stock Option Plan” below.

(10)	Consists of (a) 19,150 shares of Common Stock that Mr. Moore holds directly, (b) 37,500 shares issuable upon exercise of currently exercisable outstanding options and (c) 2,223,157 shares beneficially owned by The Clark Estates, Inc., with respect to which Mr. Moore disclaims beneficial ownership except to the extent of his pecuniary interest therein. The shares of Common Stock held directly by Mr. Moore include 15,000 shares of Common Stock issued under the Directors Stock Plan, which are subject to restrictions on transfer.

(11)	Consists of (a) 282,616 shares of Common Stock that Mr. Reichental owns directly and (b) 400,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Reichental include (i) 50,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances and (ii)100,000 shares that are pledged pursuant to a customary margin account arrangement. For information relating to the 2004 Incentive Stock Plan, see “Executive Compensation — Compensation Discussion and Analysis — Long-Term Equity Compensation” below.

(12)	All shares beneficially owned by Mr. Van Riper were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(13)	Consists of (a) 55,112 shares of Common Stock that Mr. Grace holds directly and (b) 40,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. Grace include 17,600 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(14)	The shares of Common Stock held directly by Mr. Gregoire include 30,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(15)	Consists of (a) 30,728 shares of Common Stock that Mr. McAlea owns directly, and (b) 130,000 shares covered by currently exercisable outstanding options. The shares of Common Stock held directly by Mr. McAlea include 15,000 shares of Common Stock granted to him under the 2004 Incentive Stock Plan, which are subject to forfeiture in certain circumstances.

(16)	All shares beneficially owned by Ms. Welke were issued under the Directors Stock Plan and are subject to restrictions on transfer.

(17)	Consists of an aggregate of (a) 4,709,558 shares of outstanding Common Stock beneficially owned, directly or indirectly, by all 12 directors, executive officers and operating officers as a group and (b) 792,500 shares covered by currently exercisable outstanding options. A total of 100,000 of the shares of Common Stock owned directly by such persons are pledged pursuant to customary margin account arrangements. The amounts of these securities beneficially owned by directors and officers named in the Summary Compensation Table below are referred to in the notes above.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect the whole Board of Directors to serve until the 2010 Annual Meeting and until their successors are elected and qualified. The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee, has designated as nominees for election the nine persons named below, all of whom currently serve as our directors.

Shares of Common Stock properly voted at the Annual Meeting by any of the means discussed above will be voted FOR the election of the nominees named below unless you otherwise specify in your voting instructions or your proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the holders of such proxies may vote shares represented by a duly executed proxy in favor of such other person as they may determine.

The Board of Directors unanimously recommends that you vote
FOR
the nominees listed below.

Information Concerning Nominees

The following table sets forth for each nominee for director, his or her business experience during the past five years, the year in which he or she first became a director and his or her age as of the record date for the Annual Meeting.

		Director
Name	Business Experience	Since	Age

William E. Curran	Mr. Curran is non-executive Chairman and Director of Resonant Medical, an early-stage privately owned company specializing in three-dimensional ultrasound image-guided adaptive radio therapy products. He is also a director of Ventracor, a global medical device company which produces an implantable blood pump. For more than five years prior to 2004, he held diverse functional and senior management positions with Philips Electronics and Philips Medical Systems. His experience at Philips Medical Systems, a medical device manufacturer, included positions as Chief Operating Officer and Chief Financial Officer, and while at Philips Electronics North America he served as President and Chief Executive Officer as well as Chief Financial Officer.	2008	60

Miriam V. Gold	Ms. Gold has been in the private practice of law since February 1, 2007. Prior to that, she served as Deputy General Counsel of Ciba Specialty Chemicals Corporation, a specialty chemicals company, and as Assistant General Counsel of that company and its predecessors, Novartis Inc. and Ciba-Geigy Corporation, for more than five years.	1994	59

Charles W. Hull	Executive Vice President and Chief Technology Officer of the Company. He has served as a director and in various executive positions with us for more than five years.	1993	69

		Director
Name	Business Experience	Since	Age

Jim D. Kever	Mr. Kever has been a Principal in Voyent Partners, LLC, a venture capital firm, for more than five years. He is also a director of Luminex Corporation, a manufacturer of laboratory testing equipment, and Tyson Foods, Inc., an integrated processor of food products.	1996	56

G. Walter Loewenbaum, II	Chairman of the Board of Directors. Mr. Loewenbaum is the Chairman of Finetooth Enterprises, Inc. d/b/a Mumboe (formerly STI Healthcare, Inc.), a software developer that develops and hosts contract management applications. Until 2004, he was a director, and for a time Managing Director, of LeCorgne Loewenbaum LLC, an investment banking firm.	1999	64

Kevin S. Moore	Mr. Moore has been with The Clark Estates, Inc., a private investment firm, for more than five years, where he is currently President and a director. He is also a director of Aspect Resources LLC, The Clark Foundation and the National Baseball Hall of Fame & Museum, Inc.	1999	54

Abraham N. Reichental	President and Chief Executive Officer of the Company for more than five years. He is also a director of Finetooth Enterprises, Inc d/b/a Mumboe.	2003	52

Daniel S. Van Riper	Mr. Van Riper is an independent financial consultant and from January 2002 to June 2005 was Special Advisor to Sealed Air Corporation. Previously, he was Senior Vice President and Chief Financial Officer of that company. He is a director of Hubbell Incorporated, a manufacturer of electrical and electronics products.	2004	68

Karen E. Welke	Ms. Welke held executive positions for more than 25 years at 3M Corporation where she last served as Group Vice President of its Medical Markets Group. During her tenure at 3M, she also had significant international experience, having served as Managing Director of 3M France for four years and previously as the European Healthcare Group Product Director headquartered in Brussels, Belgium. She is retired and currently serves as a director of Millipore Corporation.	2008	64

CORPORATE GOVERNANCE MATTERS

Director Independence

The Board of Directors is comprised of a majority of independent directors. The Board has determined that Mmes. Gold and Welke and Messrs. Curran, Kever, Loewenbaum, Moore and Van Riper are independent directors as defined in the listing standards of The Nasdaq Stock Market, LLC and that these directors have no relationships with us that, in the opinion of the Board, would interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

2008 Meetings of the Board of Directors; Meeting Attendance

During 2008, the Board of Directors held eight meetings. The Board holds executive sessions with only non-management directors in attendance at its regular meetings and at other meetings when circumstances warrant those sessions.

Each member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the committees of the Board on which he or she served during 2008.

Ms. Welke was elected a member of the Board of Directors on May 20, 2008 after being recommended for nomination to the Board of Directors by the Corporate Governance and Nominating Committee. She was initially identified as a candidate for election to the Board of Directors by an executive search firm retained by that Committee. She was appointed Chair of the Compensation Committee of the Board of Directors on July 23, 2008. There are no arrangements or understandings between Ms. Welke and any other person pursuant to which she was elected a director, and, prior to her election as a director, there were no relationships or transactions between her and the Company.

Committees of the Board of Directors

The Board of Directors maintains an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, an Executive Committee and, until July 23, 2008, a Finance Committee. The Board of Directors has determined that each of the members of these committees is an independent director, as described above, except that Mr. Reichental, as CEO, is not an independent member of the Executive Committee. Each of these committees operates under a written charter that has been approved by the Board of Directors and is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate charter from the list of documents on the web page.

The following table below provides membership information for each of the Board’s standing committees.

Corporate
Governance and
	Audit		Compensation		Nominating		Executive
Director Name	Committee		Committee		Committee		Committee

William E. Curran							X
Miriam V. Gold			X		X
Jim D. Kever	X				X
G. Walter Loewenbaum, II			X				X	*
Kevin S. Moore	X				X	*	X
Abraham N. Reichental							X
Daniel S. Van Riper	X	*	X
Karen E. Welke			X	*

*	Chairperson

Audit Committee

The principal responsibilities of the Audit Committee are to assist the Board of Directors in fulfilling its responsibilities for:

•	monitoring and overseeing our systems of internal accounting and financial controls;

•	our public reporting processes;

•	the retention, performance, qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function;

•	the annual independent audit of our consolidated financial statements;

•	the integrity of our consolidated financial statements; and

•	our compliance with legal and regulatory requirements.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and approve the terms of retention and compensation of, and, where appropriate, to replace our independent registered public accounting firm, subject to ratification of the selection of that public accounting firm by our stockholders at the Annual Meeting. The current members of the Audit Committee are Messrs. Van Riper (Chairman), Kever and Moore.

The Board of Directors has determined that all members of the Audit Committee meet the independence standards for audit committee members set forth in The Sarbanes-Oxley Act of 2002 and in the listing standards of The Nasdaq Stock Market, LLC. The Board of Directors has also determined that each member of the Audit Committee is an “audit committee financial expert” as defined in the regulations of the Securities and Exchange Commission and therefore meets the requirement of the listing standards of The Nasdaq Stock Market, LLC of having accounting or related financial management expertise.

The Audit Committee held 17 meetings in 2008, and it also held private sessions with our independent registered public accounting firm and the Director of Internal Audit at several of its meetings. Our Director of Internal Audit reports to the Chairman of the Audit Committee.

The report of the Audit Committee is set forth beginning on page 43 of this Proxy Statement.

Compensation Committee

The Compensation Committee is comprised solely of “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market, LLC and Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are also “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. The principal responsibilities of the Compensation Committee are to:

•	determine the compensation of all of our executive officers and of any of our other employees or employees of any of our subsidiaries with a base annual salary of $200,000 or more;

•	review the performance and compensation of our Chief Executive Officer;

•	administer our equity compensation plans and authorize the issuance of shares of Common Stock and other equity instruments under those plans; and

•	perform the duties and responsibilities of the Board of Directors under our Section 401(k) Plan.

Consistent with the requirements of the listing standards of The Nasdaq Stock Market, LLC, the Chief Executive Officer may not be present during voting or deliberations regarding his or her compensation.

The report of the Compensation Committee appears on page 30 of this Proxy Statement.

The members of the Compensation Committee are Mmes. Gold (Chair until July 23, 2008) and Welke (member and Chair since July 23, 2008) and Messrs. Loewenbaum and Van Riper. Kevin S. Moore served as a member of the Compensation Committee until July 23, 2008. The Compensation Committee held six meetings in 2008.

Corporate Governance and Nominating Committee

The principal responsibilities of the Corporate Governance and Nominating Committee are to:

•	assist the Board of Directors in identifying individuals qualified to become Board members;

•	recommend to the Board of Directors nominees to be elected at annual meetings of stockholders;

•	fill vacancies or newly created directorships at other times;

•	recommend to the Board the corporate governance guidelines applicable to the Company;

•	lead the Board of Directors in its reviews of the performance of the Board of Directors and its committees; and

•	recommend to the Board of Directors nominations of the directors to serve on each committee.

The current members of the Corporate Governance and Nominating Committee are Messrs. Moore (Chairman) and Kever and Ms. Gold, each of whom is an independent director as defined in the listing standards of The Nasdaq Stock Market, LLC. The Corporate Governance and Nominating Committee held five meetings in 2008.

Executive Committee

The Executive Committee was established on July 23, 2008. The principal responsibilities of the Executive Committee are to function on behalf of the Board of Directors during intervals between meetings of the Board of Directors and to guide our strategic planning.

The members of the Executive Committee are Messrs. Loewenbaum (Chair), Curran, Moore and Reichental. The Executive Committee held two meetings in 2008.

Finance Committee

Until its dissolution on July 23, 2008, the principal responsibilities of the Finance Committee were to monitor capital requirements and opportunities relating to our business and to review and provide guidance to the Board of Directors and management with respect to financial policies, activities and transactions relating to the Company.

The most recent members of the Finance Committee were Messrs. Van Riper (Chairman) and Kever, each of whom is an independent director as defined in the listing standards of The Nasdaq Stock Market, LLC. The Finance Committee held two meetings in 2008.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending an email to BoardofDirectors@3DSystems.com or by sending a letter to the Board of Directors of 3D Systems Corporation, c/o Corporate Secretary, 333 Three D Systems Circle, Rock Hill, South Carolina 29730. All communications must contain a clear notation indicating that they are a “Stockholder-Board Communication” or a “Stockholder-Director Communication” and must identify the author as a stockholder.

The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. We reserve the right not to forward to the Board of Directors any communication that is hostile, threatening or illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate.

The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

Policy on Attending Annual Meetings

We encourage, but do not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. All of the directors then in office attended our 2008 Annual Meeting of Stockholders.

Code of Conduct and Code of Ethics

Our Code of Conduct applies to all of our employees worldwide, including all of our officers. We separately maintain a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives and to directors of the Company when acting in their capacity as directors.

These documents are designed to set the standards of business conduct and ethics for our activities and to help directors, officers and employees resolve ethical issues. The purpose of our Code of Conduct and our Code of Ethics is to provide assurance to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding ethical issues on a confidential basis by means of a toll-free telephone call to an assigned voicemail box. We investigate all concerns and complaints.

We intend to disclose amendments to, or waivers from, any provision of the Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions and that relates to any element of the Code of Ethics described in Item 406(b) of Regulation S-K by posting such information on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Code of Conduct” or “Code of Ethics” from the list of documents on the web page.

Related Party Transaction Policies and Procedures

In addition to the provisions of our Code of Conduct and Code of Ethics that deal with conflicts of interest and related-party transactions, we have adopted a Related Party Transaction Policy that is designed to confirm our position that related-party transactions should be avoided except when they are in our interests and to require that certain types of transactions that may create conflicts of interest or other relationships with related parties are approved in advance by the Board of Directors and a committee composed of directors who are independent and disinterested with respect to the matter under consideration. This policy applies to transactions meeting the following criteria:

•	the amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries would be a participant; and

•	any person who is or was in the current or immediately preceding calendar year an executive officer, director, director nominee, greater than five percent beneficial owner of our Common Stock or immediate family member of any of the foregoing has or will have a direct or indirect interest.

In adopting this policy, the Board of Directors reviewed certain types of transactions and deemed them to be pre-approved even if the amount involved exceeds $120,000. These types of transactions include:

•	employment arrangements with executive officers where such executive officer’s employment in that capacity and compensation for serving as an executive officer has been approved by the Board of Directors, the Compensation Committee or another committee of independent directors;

•	director compensation arrangements where such arrangement has been approved by the Corporate Governance and Nominating Committee (or another committee of independent directors) and the Board of Directors;

•	awards to executive officers and directors under compensatory plans and arrangements pursuant to our 2004 Incentive Stock Plan and 2004 Restricted Stock Plan for Non-Employee Directors, the exercise by any executive officer or director of any previously awarded stock option that is exercised in accordance with its terms and any grants or awards made to any director or executive officer under any other equity compensation plan that has been approved by our stockholders;

•	certain transactions with other companies where a related party has a de minimis relationship (as described in the policy) with the other company and the amount involved in the transaction does not exceed the lesser of $500,000 or two percent of the other company’s total annual revenue;

•	charitable contributions made by us to a charitable organization where a related party has a de minimis relationship and the amount involved does not exceed the lesser of $10,000 or two percent of the charitable organization’s total annual receipts and charitable contributions under any matching program maintained by us that is available on a broad basis to employees generally; and

•	other transactions where all security holders receive proportional benefits.

Under the terms of our Related Party Transaction Policy, when considering whether to approve a proposed related party transaction, factors to be considered include, among other things, whether such transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

A copy of our Related Party Transaction Policy is posted on our website, which can be viewed by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Related Party Transaction Policies and Procedures” from the list of documents on the web page.

Availability of Information

As noted above:

•	The Board of Directors has adopted a series of corporate governance documents, including Corporate Governance Guidelines, a Code of Conduct for our employees, a Code of Ethics for Senior Financial Executives and Directors and a Related Party Transaction Policy; and

•	Each standing committee of the Board of Directors operates under a written charter that has been approved by the Board of Directors.

Each of these documents is available online and can be viewed on our website by going to www.3DSystems.com and clicking on the “Investors” tab, then the “Corporate Governance” tab and then selecting the appropriate document from the list on the web page.

Compensation Committee Interlocks and Insider Participation

As previously discussed, the members of the Compensation Committee are Mmes. Gold and Welke and Messrs. Loewenbaum and Van Riper. Mr. Moore served as a member of the Compensation Committee until July 23, 2008.

Since 2006, Mr. Reichental, the CEO and President of the Company, has served as a director of Finetooth Enterprises, Inc. d/b/a Mumboe, a company for which Mr. Loewenbaum currently serves as Chairman and, prior to 2008, served as an executive officer. There has been no financial transaction, arrangement or relationship between the Company and Mr. Loewenbaum or any immediate family member since 2006 in which Mr. Loewenbaum or any immediate family member had or will have a direct or indirect material interest. See “Security Ownership of Certain Beneficial Owners and Management” and “Directors Compensation” above.

None of the other our current executive officers served during 2008 as a director of any entity with which any of our outside directors is associated or whose executive officers served as one of our directors, and, except as noted below, none of the members of the Compensation Committee has been an officer or employee of the Company or any of our subsidiaries.

Mr. Loewenbaum, while previously serving as a director of the Company, was an employee of the Company from 1999 until 2002.

DIRECTOR COMPENSATION

Director Compensation for 2008

The following table sets forth information concerning all compensation paid to each of our non-management directors for their services as a director during the year ended December 31, 2008.

	Fees Earned or	Stock
Name	Paid in Cash	Awards(1)	Total(2)

G. Walter Loewenbaum, II	$180,000	$26,397	$206,397
William E. Curran	36,552	54,310	90,862
Miriam V. Gold	47,066	26,397	73,463
Jim D. Kever	76,000	26,397	102,397
Kevin S. Moore	91,500	26,397	117,897
Daniel S. Van Riper	125,566	26,397	151,963
Karen E. Welke	18,179	35,196	53,375

(1)	Represents the amount of 2008 director compensation recognized for financial statement reporting purposes with respect to awards made in 2008 under the Directors Stock Plan. Includes awards of 3,000 shares of Common Stock made to each such director on May 20, 2008 minus the $3.00 purchase price for the shares covered by each award paid by the recipients. Such awards were, as provided for by such Plan, valued based on the closing market price of our Common Stock ($8.80 per share) on May 20, 2008, the date of grant. Also includes 1,970 shares of Common Stock granted to Mr. Curran pursuant to the Directors Stock Plan on January 24, 2008 valued based on the closing market price of our Common Stock ($14.17 per share) on January 24, 2008 minus the $1.97 purchase price that he paid for the shares, and a 4,000 share initial and interim award granted to Ms. Welke pursuant to the Directors Stock Plan on May 20, 2008 minus the $4.00 purchase price that she paid for those shares. All of such shares have been accounted for in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (“FAS 123(R)”).

As of December 31, 2008, each of our non-employee directors then in office had received since the Plan’s adoption in 2004 awards covering 15,000 shares of restricted stock pursuant to this Plan, except for Mr. Van Riper who was first elected to the Board of Directors in 2004 and had received awards covering 14,323 shares of restricted stock pursuant to this Plan, Mr. Curran who was first elected to the Board of Directors on January 24, 2008 and had received awards covering 4,970 shares of restricted stock pursuant to this Plan, and Ms. Welke who was first elected to the Board of Directors on May 20, 2008 and had received awards covering 4,000 shares of restricted stock pursuant to this Plan. See “Directors Stock Plan” below.

(2)	As of December 31, 2008, certain of our non-employee directors held vested, unexercised stock options granted to them prior to December 31, 2003 covering the following number of shares of Common Stock: Mr. Loewenbaum — 85,000 shares; Ms. Gold — 45,000 shares; Mr. Kever — 45,000 shares; and Mr. Moore — 37,500 shares. The other non-employee directors held no options under this Plan. See “1996 Non-Employee Directors Stock Option Plan” below.

Directors’ Fees

Director compensation is set by the Board, based upon the recommendation of the Corporate Governance and Nominating Committee. We pay the following cash compensation to directors:

1. Directors (other than the Chairman of the Board) who are not officers or employees of the Company receive an annual retainer of $15,000.

2. Each member of the Audit Committee (other than its Chairman) receives a $10,000 annual retainer.

3. The committee chairs receive annual retainers as well. The Chairman of the Audit Committee receives a $50,000 retainer, and the Chairs of the Compensation Committee, the Finance Committee and the Corporate Governance and Nominating Committee each receive $5,000 retainers.

4. The following meeting fees are paid:

(a) A meeting fee of $2,000 for each regular or special Board meeting attended.

(b) Members of the Audit Committee receive a fee of $2,000 for each committee meeting attended on a day other than a day on which the Board of Directors is holding a regularly scheduled Board meeting.

(c) For meetings of other standing committees of the Board, members of those committees receive a fee of $1,500 for each committee meeting attended on a day other than a day on which the Board of Directors is holding a regularly scheduled Board meeting.

(d) Effective February 1, 2008, for meetings of any standing committee of the Board attended by a member of such committee on a day on which the Board of Directors is holding a regularly scheduled Board meeting, 50% of the meeting fee that would otherwise be payable to such director.

(e) A director who attends by invitation a meeting of a committee that he or she is not a member of is similarly entitled to receive a meeting fee.

Mmes. Gold and Welke and Messrs. Curran, Kever, Moore and Van Riper are entitled to receive these directors’ fees. Mr. Loewenbaum, as the Chairman of the Board of Directors, receives a fee of $180,000 per annum for serving as Chairman.

As discussed below, non-employee directors also participate in the Directors Stock Plan, and, prior to its termination in 2004, certain of them participated in the 1996 Non-Employee Directors Stock Option Plan. Directors are also entitled to be reimbursed for their expenses of attendance at meetings of the Board of Directors or its committees.

Messrs. Reichental and Hull, our other directors, are also executive officers of the Company. Their compensation is described below under “Executive Compensation.”

Directors Stock Plan

The stockholders approved the Directors Stock Plan in May 2004. Under this Plan, each director who is neither one of our officers or employees nor an officer or employee of any of our subsidiaries or affiliates (referred to in the Plan as a “Non-Employee Director”) is eligible to receive grants of Common Stock under the Plan as described below. Of the current directors, Messrs. Curran, Loewenbaum, Kever, Moore and Van Riper and Mmes. Gold and Welke are entitled to participate in this Plan and to receive stock grants, as follows:

•	Annual Grants. Upon the adjournment of each annual meeting of the stockholders, each Non-Employee Director who has been elected a director at that annual meeting and each Non-Employee Director whose term of service extends past such date receives a grant of 3,000 shares of Common Stock.

•	Interim Grants. Any Non-Employee Director who is first elected a director other than at an annual meeting receives on the date of election a pro rata portion of the annual grant that the director would have received if elected at the preceding annual meeting.

•	Initial Grants. Each newly elected Non-Employee Director receives an initial grant of 1,000 shares of Common Stock when he or she is first elected to the Board.

As a condition of each award under this Plan, each participant is required to pay an issue price equal to the $0.001 par value per share of Common Stock issued under the Plan, to execute an agreement to hold the shares covered by such grant in accordance with the terms and conditions of the Plan (including without limitation restrictions on transferability provided for in the Plan) and to comply with certain other terms and conditions of the grant. Except in limited circumstances provided for in the Plan, a Non-Employee Director is not permitted to sell, transfer, pledge or otherwise dispose of shares of Common Stock awarded under the Plan as long as (a) the Non-Employee Director remains a director of the Company or (b) there is not a change of control as provided for in the Plan. Non-Employee Directors who hold shares of Common Stock under the Plan are entitled to voting rights and any dividends paid with respect to such shares. Shares of Common Stock issued under the Plan are considered to be fully vested when issued.

The Plan authorizes the issuance of up to 200,000 shares of Common Stock for awards under the Plan, subject to adjustment in the event of changes in the Common Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation. At December 31, 2008, 107,707 shares of Common Stock remained available for issuance under this Plan. We record an amount equal to the fair market value of each award on the date of grant less the amount paid by the director for the number of shares awarded as director compensation expense in our accounts as of the date of grant.

The Directors Stock Plan does not prevent the Board of Directors from exercising its authority to approve the payment of additional fees to members of the Board of Directors, to adopt additional plans or arrangements relating to the compensation of directors or to amend the existing cash fees paid to directors.

The number of shares awarded to each Non-Employee Director since the adoption of the Plan in 2004 and their aggregate fair market value at December 31, 2008 ($7.94 per share) is set forth in the following table.

			Value at
	Prior		December 31,
Name	Years	2008	2008

G. Walter Loewenbaum, II	12,000	3,000	$119,100
Miriam V. Gold	12,000	3,000	119,100
Jim D. Kever	12,000	3,000	119,100
Kevin S. Moore	12,000	3,000	119,100
Daniel S. Van Riper	11,323	3,000	113,725
William E. Curran	—	4,970	39,462
Karen E. Welke	—	4,000	31,760

Total	59,323	23,970	$661,347

Upon his election as a director on January 24, 2008, William E. Curran was granted 1,970 shares of Common Stock pursuant to the Directors Stock Plan, which included a 1,000 share initial grant and a 970 share interim grant, and upon her election as a director on May 20, 2008, Karen E. Welke was granted 4,000 shares of Common Stock pursuant to the Directors Stock Plan as an initial and interim grant. Each of the other Non-Employee Directors received a 3,000 share annual grant on May 20, 2008.

1996 Non-Employee Directors Stock Option Plan

The 1996 Non-Employee Directors Stock Option Plan was terminated except as to outstanding options following the approval of the Directors Stock Plan at the 2004 Annual Meeting. Under the 1996 Non-Employee Directors Stock Option Plan, each Non-Employee Director received stock options covering 10,000 shares of Common Stock at the first meeting of the Board of Directors following each annual meeting of the stockholders. Ms. Gold and Messrs. Kever, Loewenbaum and Moore participated in this Plan.

These options were granted with an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. These options vested as to one-third of the shares covered by each grant on the first, second and third anniversaries of the date of grant, and are thereafter exercisable until the tenth anniversary of the grant date, subject to certain limitations if the option holder ceases to be a director. All options previously granted under this plan became fully vested in accordance with their terms in 2006, and no options were granted under it subsequent to 2003.

The following table sets forth for each of the current directors who hold options granted to them under the 1996 Non-Employee Directors Stock Option Plan, the number of shares of Common Stock underlying outstanding stock options previously granted under that Plan held at December 31, 2008 and the option exercise prices and expiration dates of each of those options.

	Number of
	Securities
	Underlying	Option
	Unexercised	Exercise	Option
Name	Options	Price	Expiration Date

G. Walter Loewenbaum, II	10,000	$8.13	8/26/2013
Miriam V. Gold	7,500	5.63	5/20/2009
	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013
Jim D. Kever	7,500	5.63	5/20/2009
	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013
Kevin S. Moore	7,500	10.68	5/2/2010
	10,000	16.06	5/9/2011
	10,000	14.24	5/14/2012
	10,000	8.13	8/26/2013

At December 31, 2008, Mr. Loewenbaum held fully vested options covering an additional 75,000 shares of Common Stock that were awarded to him between 1999 and 2002, while he was an employee. These options have an exercise price of $11.75 per share and an expiration date of February 12, 2012.

Director Option Exercises in 2008

The following table reflects the amounts received by the directors upon the exercise of options during 2008.

	Option Awards
	Number of
	Shares		Value
	Acquired on		Realized on
Name	Exercise		Exercise(1)

Walter G. Loewenbaum	100,000	(2)	$765,750
	50,000	(2)	$356,875
Jim D. Kever	7,500	(3)	$35,100
Kevin S. Moore	3,144	(4)	$24,563

(1)	The amount set forth in this column reflects the difference between the closing market price of our Common Stock on each date of exercise and the exercise price of the options.

(2)	Mr. Loewenbaum exercised options covering 100,000 shares on January 2, 2008 and options covering the remaining 50,000 shares on January 7, 2008, each with an exercise price of $6.61 per share and an expiration date of July 1, 2009.

(3)	Such option had an exercise price of $9.50 per share and an expiration date of May 22, 2008.

(4)	Such option had an exercise price of $5.94 per share and an expiration date of October 20, 2009.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors is responsible for setting the compensation of all executive officers, including the persons named in the Summary Compensation Table below (referred to below as “NEOs”). It is also responsible for setting the compensation of any other employees of the Company or our subsidiaries who have base annual salaries of $200,000 or more.

While our executive compensation program generally applies to all of our executive officers and management employees, the following is a discussion and analysis of the material elements of our compensation program as it relates to the NEOs. This discussion focuses on:

•	the objectives of our compensation program, including the results and behaviors the program is designed to reward;

•	the process used to determine executive compensation;

•	each element of compensation;

•	the reasons why the Committee chooses to pay each element;

•	how the Committee determines the amount of or the formula used for each element; and

•	how each element and the Committee’s decisions regarding that element fit into the Committee’s stated objectives and affect the Committee’s decisions regarding other elements.

The purpose of this discussion is to put into perspective the Summary Compensation Table that is set forth below and the other tables and narrative disclosure that follow this discussion.

Objectives of Executive Compensation Program

The primary objectives of our executive compensation program are to:

•	attract executives, and once hired retain executives, with the skills and attributes that we need to promote the growth and success of our business;

•	motivate our executives to achieve our annual and long-term strategic objectives;

•	reward performance based on the attainment of goals and objectives that are approved by the Compensation Committee and are intended to benefit us and our stockholders;

•	create an identity of interests between our executives and our stockholders; and

•	encourage our executives to promote and conduct themselves in accordance with our values and Code of Conduct.

Determining Executive Compensation

The Committee conducts an annual review of executive performance and compensation during the first quarter of each year. The purpose this annual review is:

•	To determine the amount of any annual incentive compensation to be awarded to each of our officers, including each of the NEOs, with respect to the preceding calendar year;

•	To determine the amount of any adjustments to be made to the annual salary of each such individual for the current year; and

•	To approve our incentive compensation program for the current year and establish target incentive bonuses for the current calendar year for each of our officers.

As part of this review, our Chief Executive Officer (the “CEO”) submits recommendations to the Committee relating to the compensation of these individuals and the terms of our incentive compensation program for the current year. Following a review of those recommendations, the Committee makes such modifications to the CEO’s recommendations as the Committee considers appropriate and approves the amount of any annual incentive compensation to be awarded to each individual with respect to the preceding calendar year, determines the amount of any adjustments to be made to the annual salary of each such individual for the current year, approves the terms of our incentive compensation program for the current year, and establishes target incentive bonuses for the current calendar year for each of our officers. The Committee may also adjust compensation for specific individuals at other times during the year when there are significant changes in the responsibilities of such individuals or under other circumstances that the Committee considers appropriate.

The Committee’s review of our CEO’s compensation is subject to separate procedures under which, after receiving the views of other independent directors, the Committee evaluates his performance, reviews the Committee’s evaluation with him, and, based on that evaluation and review, determines his compensation and performance and annual incentive objectives. Consistent with the requirements of the listing standards of The Nasdaq Stock Market, LLC, our CEO is excused from meetings of the Committee during voting or deliberations regarding his compensation.

Elements of Executive Compensation

Our compensation program consists of the following elements:

•	base annual salaries;

•	incentive awards under our annual incentive programs, which we have made either as cash payments or as awards of restricted stock under our 2004 Incentive Stock Plan; and

•	long-term equity compensation under our 2004 Incentive Stock Plan.

In setting compensation levels, the Committee considers primarily the base annual salary and target annual incentive awards for each individual. The Committee also reviews summaries of each executive’s compensation history with the Company and prior equity awards or grants. The Committee is guided by its own judgment and those sources of information (including, when deemed appropriate, compensation surveys) that the Committee considers relevant. Neither we nor the Committee currently retain or use executive compensation consultants.

As a general principle, the Committee believes that compensation of our executives cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Committee may approve changes in compensation that it considers to be appropriate to award performance or otherwise to provide incentives toward achieving the objectives of our executive compensation program.

Base Salaries

We pay annual salaries to provide executives with a base level of monthly compensation to achieve our objectives of attracting and retaining executive talent, to maintain their standard of living and to reward performance and responsibility. The Committee’s decisions regarding adjustments to base salaries are based principally on the responsibilities of the executives, the Committee’s evaluation of the market demand for executives with similar capability and experience, and our corporate performance and the performance of each executive in relation to our strategic objectives.

The Committee also seeks to strike a balance that it considers to be appropriate in its discretion between fixed elements of compensation, such as base salaries, and variable performance-based elements represented by annual incentive awards and long-term equity compensation. As a general matter, the Committee believes that our executives should have at least 20% of their annual compensation at risk under variable performance-based elements of our incentive compensation program, including in particular our annual incentive program.

In most cases, the portion of our NEOs’ compensation that is at risk exceeds that level. See “2009 Incentive Compensation Program” below.

Annual Incentive Program

We maintain an annual incentive compensation program for our executives, including the NEOs, to provide appropriate incentives toward achieving the objectives of rewarding performance and motivating the executives to attain our strategic objectives. These strategic objectives include:

•	Improving our customer’s bottom line;

•	Developing significant product applications;

•	Expanding our range of customer services;

•	Accelerating new product development;

•	Optimizing cash flow and supply chain;

•	Creating a performance-based ethical culture; and

•	Developing people and opportunities.

Our annual incentive compensation programs, which are revised and readopted annually, are designed with these strategic objectives in mind and focus on the achievement of pre-determined corporate financial goals and objectives as well as, for each executive, personal goals and objectives. In setting performance objectives, the Committee generally places greater emphasis on our financial performance objectives than on personal performance objectives. As an overriding condition, a failure to perform in accordance with our Code of Conduct or Code of Ethics may serve as a basis for a participant in this program to not receive an incentive award.

Financial performance objectives are determined based on our business plan for the year in question. This business plan is developed by management and approved by the Board of Directors. Personal performance objectives are prepared by each executive in discussions with the CEO and submitted by the CEO to the Committee for its review and approval. The Committee maintains discretion to adjust performance objectives for extraordinary items and other items as it deems appropriate.

As a general matter, for 2008, 2007 and 2006, 25% of each NEO’s target incentive award was based on our achievement of a pre-approved target for operating income. An additional 30% was based on our achievement of a pre-approved target for fully diluted net income per share or divisional financial objectives in 2008 and, in 2007 and 2006, financial objectives tied to return on operating assets, and the remaining 45% was based on the individual’s attainment of his or her pre-approved individual performance objectives. The Committee considers both quantitative and qualitative factors in determining the extent to which these targets and objectives have been achieved, and credit may be awarded for the partial attainment of these objectives.

These pre-approved individual performance objectives, which are revised annually and approved by the Committee, relate to matters such as the individual’s execution of projects that fall within our strategic objectives, timely completion of specified projects within budget, enhancements to sales and service productivity and other matters involved in our annual budget and business plans. The types and relative importance of an executive’s individual performance objectives varies depending on the executive’s areas of responsibility.

With respect to the foregoing financial measures, 100% of each executive’s bonus related to each financial measure would generally be deemed to have been earned if the target for that financial measure were fully achieved, and under certain circumstances an executive’s bonus related to a financial measure may be deemed by the Compensation Committee to have been more than fully earned, and as a consequence increased, if the target for that financial measure is more than fully achieved.

As part of this goal-setting process, the Committee establishes target incentive awards for each executive. These targets are used to determine the amount of any annual incentive to be paid to a participant in this program based upon the Committee’s assessment of the extent to which we have achieved the financial objectives of the incentive program and such individual has achieved his or her personal objectives for the year in question. In setting these target incentive awards, the Committee considers each executive’s level of responsibility and the recommendations of our CEO.

These target incentive awards are set at levels that are designed to link a substantial portion of each individual’s total annual compensation to attaining the corporate and personal performance objectives for the year in question in order to provide appropriate incentives to achieving those objectives. See “— Grants of Plan Based Awards in 2008” below for a summary of target incentive awards for the NEOs applicable to 2008. The threshold amounts under our annual incentive programs are zero because no minimum awards are guaranteed to NEOs under this program. The base target amounts represent the incentive awards that may be awarded assuming achievement of 100% of the pre-determined financial and individual performance objectives. The maximum amounts represent the maximum amount that could have been awarded assuming achievement of 150% or greater of the financial performance measures and the individual performance measures for 2008.

As discussed above, the Committee also has the discretion to grant our executives the opportunity to receive restricted stock under the 2004 Incentive Stock Plan in lieu of all or any portion of their cash incentive awards earned under our annual incentive program.

Long-Term Equity Compensation

The Committee administers our 2004 Incentive Stock Plan. Under this Plan, the Committee is authorized to grant restricted stock awards, stock options and other awards that are provided for under the Plan to such of our employees and employees of our subsidiaries as the Committee determines to be eligible for awards. Awards granted to a participant are based upon a number of factors, including the recipient’s position, salary and performance as well as our overall corporate performance.

The 2004 Incentive Stock Plan is intended to provide an effective method of motivating performance from key employees, including our NEOs, and of creating an identity of interests in participants with the interests of our stockholders. Awards are made under this Plan as long-term incentive compensation to executives and other key employees when the Committee feels such awards are appropriate. We expect that participants who receive these awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with our stockholders.

The Committee makes awards under this Plan both to reward short-term performance with equity-based compensation and to motivate the recipient’s long-term performance. The Committee does not follow the practice of making annual or other periodic awards to participants who are determined to be eligible to participate in the Plan. However, the Committee periodically reviews the stock ownership of key employees and, when it deems appropriate, makes awards under the Plan to reflect the contributions of those participants to specific corporate achievements and to provide motivation toward achieving strategic objectives.

As a matter of practice adopted by the Compensation Committee, all awards made under this Plan through the date of this Proxy Statement have been restricted stock awards. However, the Committee is now considering making other types of awards contemplated by this Plan, including grants of stock options. See “Approval of Amendment of the 2004 Incentive Stock Plan” below.

Restricted stock awards made under this Plan require the recipient to pay $1.00 for each share of Common Stock granted (but not more than 10% of the fair market value of the Common Stock on the date of grant) and are subject to an option in our favor for three years after they are awarded, or such other period as may be determined by the Committee, to repurchase the shares upon payment of an amount equal to the per share issue price. We can exercise this option only upon the termination of an employee’s employment during the vesting period other than as a result of death or total disability. Such option terminates upon the occurrence of any of the events related to a change of control as specified in the Plan. Shares of Common Stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while our option to repurchase the shares remains in effect. The compensation associated with these awards is expensed over the three-year vesting period, shares covered by these awards are considered outstanding upon issuance following the acceptance of each award for the purpose of calculating diluted earnings (loss) per common share, and holders of shares issued pursuant to such awards are entitled to vote such shares and to receive any dividends declared in respect of our Common Stock.

With respect to outstanding options, the Committee also continues to administer our former stock option plans, including the 1996 Stock Incentive Plan and 2001 Stock Option Plan.

2008 Incentive Compensation Program

At its meeting on March 19, 2008, the Compensation Committee approved an annual incentive program for 2008 that is similar to the 2007 annual incentive program discussed below and included the NEOs’ target annual incentive awards for 2008, our targeted financial objectives for 2008 and individual performance objectives to be used in the determination of incentive awards for 2008.

On March 20, 2009, the Committee completed its 2009 annual compensation review of the NEOs. After reviewing our financial results for 2008, the Committee determined that none of the NEOs financial objectives under the 2008 incentive compensation program had been achieved and determined that, notwithstanding the improvement in our gross profit and operating expenses in 2008 and considering the effect of the recessionary business conditions on our 2008 operating results, no awards should be made to any of the NEOs under the 2008 Incentive Compensation Program. The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table set forth below reflects these decisions of the Committee with respect to 2008.

The 2008 target incentive awards for the NEOs are set forth in the table that appears in “Grants of Plan-Based Awards in 2008” below and were as follows:

•	for Mr. Reichental, a base target of 100% of his 2008 annual base salary, with a maximum potential incentive award equal to 150% of his annual base salary;

•	for Messrs. McAlea, Gregoire and Grace, a base target of 50% of their 2008 base annual salaries, respectively, with a maximum potential incentive award of 100% of their base annual salaries; and

•	for Mr. Hull, a base target of approximately 29% of his 2008 base annual salary, with a maximum potential incentive award of approximately 50% of his base annual salary.

Accordingly, more than 20% of each NEO’s maximum annual compensation was at risk. As was the case for prior years, no minimum incentive awards were approved for any of the NEOs.

The performance objectives established for the 2008 annual incentive program were as follows:

•	25% of each NEO’s base target incentive award was based on the achievement of our budgeted operating income as approved by the Board of Directors and the Committee;

•	for the CEO and the NEOs other than Mr. McAlea, 30% was based on the achievement of a budgeted level, previously approved by the Board of Directors and the Committee, of fully diluted net income per share and for Mr. McAlea 30% was based on the achievement of pre-approved laser-sintering business unit financial objectives relating to gross profit and inventory levels; and

•	the 45% remainder was based upon the achievement of personal objectives for each NEO that were approved by the Compensation Committee.

The attainment of the financial objectives under the 2008 incentive program was tied to and dependent upon the achievement of our goals under our annual business plan.

2007 Incentive Compensation Program

The Compensation Committee approved our 2007 incentive compensation program on April 13, 2007. At that same time, the Committee reviewed the NEOs’ performance under our 2006 incentive compensation program and considered salary adjustments for the NEOs. As a result of that review, no bonuses were paid to NEOs with respect to 2006 due to the magnitude of the net loss that we reported for 2006. The Committee also made no adjustments to the salaries of the NEOs for 2007. The Non-Equity Incentive Plan Compensation

column and the Salary column of the Summary Compensation Table set forth below reflect these decisions of the Committee with respect to 2006 and 2007.

On March 19, 2008, the Committee completed its 2008 annual compensation review of the NEOs. At that time, after reviewing our financial results for 2007, the Committee determined that neither of our financial objectives under the 2007 incentive compensation program had been achieved. However, the Committee determined that bonuses should be awarded to the NEOs with respect to their personal objectives for 2007, notwithstanding the net loss that we reported for that year. The Committee also approved certain salary adjustments that are discussed below. The Non-Equity Incentive Plan Compensation column and the Salary column of the Summary Compensation Table set forth below reflect these decisions of the Committee.

In evaluating the amounts of those bonuses, the Committee reviewed, among other things, the ways in which the NEOs’ achievement of their personal objectives contributed to improvements in our operating results and financial condition for the year ended December 31, 2008 and positioned us for future success. Those improvements included record revenue for 2007 and an 80% reduction in operating loss, the adoption of a business unit structure to guide the growth of our business and significant progress with our new ERP system.

Under the 2007 incentive compensation program, 25% of each NEO’s incentive award was based on the achievement of our budgeted operating income, and 30% was based on the achievement of our budgeted return on operating assets, each as pre-approved by our Board of Directors and the Compensation Committee. The remaining 45% of each NEO’s incentive award was based upon the attainment of individual performance objectives that were approved by the Committee (e.g., execution of our strategic roadmap, timely completion of specified projects within budget and enhancements to sales and service productivity and effectiveness.) The types and relative importance of each NEO’s individual performance objectives varied depending on the executive’s areas of responsibility for 2007.

The Committee also assigned a base target incentive award under this program to each of the NEOs based on a percentage of each individual’s base salary for 2007. The amounts of these target incentive awards are set forth in the following table:

	Estimated Future Payouts Under
	Non-Equity Incentive Plan Awards
		Base
Name	Threshold	Target	Maximum

Abraham N. Reichental	$—	$550,000	$825,000
Damon J. Gregoire	—	115,000	—
Charles W. Hull	—	85,000	146,625
Kevin P. McAlea	—	90,000	155,250
Robert M. Grace, Jr.	—	122,500	211,313

Mr. Reichental’s base target incentive award was set at 100% of his annual base salary for 2007, with a maximum potential incentive award equal to 150% of his annual base salary. Mr. Hull was assigned a base target incentive award for 2007 equal to approximately 31% of his base salary, with a maximum potential incentive award equal to approximately 53% of his annual base salary. Mr. Grace was assigned a base target incentive award for 2007 equal to approximately 50% of his base salary, with a maximum potential incentive award equal to approximately 86% of his annual base salary. Mr. McAlea was assigned a base target incentive award for 2007 equal to approximately 35% of his base salary, with a maximum potential incentive award equal to approximately 60% of his annual base salary. On April 25, 2007, Mr. Gregoire began work with us as Vice President and Chief Financial Officer, and the Compensation Committee assigned to him a base target incentive award for 2007 of approximately 50% of his base salary.

With respect to the CEO, on March 19, 2008, the Committee:

•	awarded a $209,000 cash incentive award to Mr. Reichental for 2007, which amounted to 38% of his 2007 base target incentive award; and

•	approved a 5% increase in Mr. Reichental’s base salary to $577,500 effective April 1, 2008. Mr. Reichental’s salary had last been increased to $550,000 effective April 1, 2006, from its level of $450,000 when Mr. Reichental was first hired as CEO.

In determining these items, the Committee considered primarily the contributions that Mr. Reichental made in 2007 with respect to his pre-approved personal objectives in executing our strategic roadmap, including developing new rapid manufacturing and 3-D printing growth opportunities, improving our productivity and operating results and improving our working capital management. After considering these accomplishments, and our performance during 2007, Mr. Reichental requested, and the Committee approved, reducing his cash incentive award to $160,000, or 29% of his 2007 base target incentive award.

With respect to the Chief Financial Officer (the “CFO”), on March 19, 2008, the Committee:

•	awarded a $55,000 cash incentive award to Mr. Gregoire for 2007, which amounted to 48% of his 2007 base target incentive award; and

•	approved an 8.7% increase in Mr. Gregoire’s base salary to $250,000 effective April 1, 2008. His base salary was previously $230,000.

In determining these items, the Committee considered primarily the contributions that Mr. Gregoire made in 2007 after joining us in strengthening our internal controls over financial reporting and our finance organization, in advancing the use of our enterprise resource planning system to facilitate financial and operational reporting and in pursuing the earlier release of our quarterly operating results.

The Committee also conducted a compensation review for the other NEOs on March 19, 2008. In connection with that review, the Committee:

•	granted annual cash incentive awards for 2007 to Messrs. Grace, Hull and McAlea, respectively, in the amounts of $47,000, $30,000 and $55,000, representing 38%, 22% and 42% of their base target incentive awards, respectively; and

•	approved a 4.9% increase in Mr. Grace’s base salary to $257,000, a 5.5% increase in Mr. Hull’s base salary to $290,000 and a 5.8% increase in Mr. McAlea’s base salary $275,000, in each case effective April 1, 2008.

In determining these items, the Committee considered the following factors:

•	With respect to Mr. Grace, his efforts to promote legal compliance, his efforts to manage legal expenses, his work on various corporate transactions and his oversight of our intellectual property;

•	With respect to Mr. Hull, his work on new product development; and

•	With respect to Mr. McAlea, his leadership of our laser sintering business unit and new product development contributions.

2009 Incentive Compensation Program

At its meeting on March 20, 2009, in addition to the actions discussed above that it took with respect to incentive compensation awards for 2008, the Compensation Committee also approved an annual incentive program for 2009 that is similar to the 2008 annual incentive program and includes the NEOs’ target annual incentive awards for 2009, our targeted financial objectives for 2009 and individual performance objectives to be used in the determination of incentive awards for 2009. The 2009 target incentive awards for the NEOs are as follows:

•	for Mr. Reichental, a base target of 100% of his 2009 annual base salary, with a maximum potential incentive award equal to 150% of his annual base salary;

•	for Messrs. McAlea, Gregoire and Grace, a base and maximum target of 50% of their respective 2009 base annual salaries; and

•	for Mr. Hull, a base and maximum target of approximately 29% of his 2009 base annual salary.

As was the case for prior years, no minimum incentive awards were approved for any of the NEOs. Accordingly, at least 20% and in most cases at least 50% of each NEO’s maximum annual compensation will be at risk. The range of these target incentive awards is presented in the following table

	Estimated Future Payouts Under
	2009 Incentive Compensation Plan
		Base
Name	Threshold	Target	Maximum

Abraham N. Reichental	$—	$577,500	$866,250
Damon J. Gregoire	—	125,000	125,000
Charles W. Hull	—	85,000	85,000
Kevin P. McAlea	—	137,500	137,500
Robert M. Grace, Jr.	—	128,500	128,500

The performance objectives established for the 2009 annual incentive program were as follows:

•	25% of each NEO’s base target incentive award will be based on the achievement of our budgeted level of diluted earnings per share as approved by the Board of Directors and the Committee;

•	30% of each NEO’s base target incentive award will be based on the achievement of our budgeted level of cash and cash equivalents at the end of 2009; and

•	the 45% remainder will be based upon the achievement of personal objectives for each NEO that have been approved by the Compensation Committee.

As has been the case for prior years, the attainment of the financial objectives under the 2009 incentive program is tied to and dependent upon the achievement of our goals under our 2009 annual business plan. The Committee may under certain circumstances determine to exclude certain items of expense or benefit from the determination of the level of achievement of the approved financial objectives. As in previous years, in the discretion of the Committee, recipients of incentive awards under the 2009 incentive program may be afforded the opportunity, if and when 2009 incentive awards are granted in 2010, to receive an equity compensation award under the 2004 Incentive Stock Plan in lieu of some or all of any cash incentive awarded to the recipient for 2009.

Equity Compensation Awards

With the long-term performance objectives mentioned above in mind, at its meeting on March 20, 2009, the Committee reviewed the stock ownership of the Company’s executive officers and other key employees. The Committee made restricted stock awards under the 2004 Incentive Stock Plan to a number of employees, including the NEOs, to reflect the contributions that those individuals have made to the improvement in our operations and financial condition, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders. The awards made to the NEOs were as follows:

	Number of	Grant Date
Name	Shares	Fair Value

Abraham N. Reichental	50,000	$340,500
Damon J. Gregoire	15,000	102,150
Kevin P. McAlea	15,000	102,150
Robert M. Grace, Jr.	15,000	102,150
Charles W. Hull	5,000	34,050

Total	100,000	$681,000

Other Compensation Matters

Benefits and Perquisites

We provide our employees, including the NEOs, with a benefit program that the Committee believes is reasonable, competitive and consistent with the objectives of our compensation program. As a matter of policy, the Committee does not award personal benefits or perquisites that are unrelated to our business. However, under certain circumstances discussed below, the Committee has approved certain personal benefits or perquisites that it deemed to be in our interests in order to induce executives to accept or maintain employment with us or to relocate. All other perquisites for the NEOs amount to less than $10,000 per person.

Our executives, including the NEOs, are eligible to participate in our employee benefit programs, which include a group insurance program providing group health, dental, vision, life and long-term disability insurance. Other benefits include a 401(k) plan, flexible spending accounts and a pre-tax medical-insurance premium plan, paid sick leave, paid holidays and paid vacations. Certain benefits and perquisites provided to the NEOs are described in the Summary Compensation Table below.

Payments and Benefits Upon Termination or Change of Control

Our CEO is entitled under his employment agreement to severance payments in connection with the occurrence of certain events, including non-renewal of that employment agreement, his death and termination of his employment by us without cause. We negotiated these provisions, and the Board of Directors approved them, when Mr. Reichental was hired in 2003.

While not triggering severance payments, other events such as a “change of control” may result in our becoming obligated to otherwise compensate executives through the early vesting of unvested shares of restricted stock or other equity compensation awards that we may make under our 2004 Incentive Stock Plan. For example, a “change in control” is defined under that Plan as an event that has the effect of:

•	our being merged or consolidated with another corporation or entity such that less than 70% of the voting securities of the resulting entity are owned by our former stockholders;

•	our selling all or substantially all of our assets;

•	any person becoming the beneficial owner of 30% or more of the voting power of our outstanding securities;

•	as the result of a solicitation under Rule 14a-11 of the Exchange Act, one or more persons not recommended by one third or more of our Board of Directors being elected to our Board of Directors; or

•	our becoming subject to dissolution or liquidation.

We do not currently anticipate that any of these events will occur in the foreseeable future.

We have also entered into:

•	an arrangement with Mr. Hull, pursuant to which he will become a consultant for a period of four years after his retirement; and

•	a severance arrangement with Mr. McAlea, pursuant to which he would become entitled to severance payments if his employment is terminated other than for cause.

In addition, any share of restricted stock granted to an NEO, as well as other recipients of restricted stock awards, under the 2004 Incentive Stock Plan will no longer be subject to our option to repurchase that share, as described above, if the recipient leaves our employ due to death or disability or in the event of a change in control.

For additional information regarding each of the foregoing arrangements, see “— Employment and Other Agreements with NEOs” below.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we are generally not entitled to deduct non-performance-based compensation paid to our NEOs for federal income tax purposes to the extent that any such individual’s compensation in any year exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the pre-approval of performance goals applicable to that compensation.

With respect to non-performance based compensation to be paid to NEOs, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible for federal income tax purposes.

Stock Performance

The Committee generally does not consider stock performance in making its compensation decisions since short-term movements in our stock price and total return to stockholders as reflected in the performance of our stock price are subject to factors, including factors affecting the securities markets generally and the significant decline in equity markets in general during 2008 and the early part of 2009, that are unrelated to our performance.

The Committee notes that our priorities and the priorities of our management are centered on meeting customer needs, new product development, building cash flow and return on assets, and promoting operational excellence and innovation in the pursuit of our business. The pursuit of such longer range objectives is not necessarily consistent with producing short-term results to increase our stock price, but we believe that pursuing longer range objectives should result in performance that is more likely to maximize total return to our stockholders over time.

Since executive compensation is based upon factors relating to our growth and profitability and the performance of our business as well as the contributions of each of our executives to achieving our objectives, the Committee believes that it has provided appropriate incentives to align management’s interests with our long-term growth and development and the interests of our stockholders. The Committee also believes that there are many ways in which our executives contribute to building a successful company. While our financial statements and stock price should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing our growth and development may have little visible impact on our stock price in the short term.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis section with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee:

Karen E. Welke, Chair
Miriam V. Gold
G. Walter Lowenbaum, II
Daniel S. Van Riper

Summary Compensation Table

The following table sets forth information concerning all compensation paid to the CEO, the CFO and to each of the three other most highly compensated officers (collectively referred to below as NEOs) for services provided to us in all capacities for each of the three years in the period ended December 31, 2008.

The Summary Compensation Table sets forth the total compensation during 2008, 2007 and 2006 paid to or earned by each of the NEOs during the period that they have been employed by us. Total Compensation equals the sum of “Salary,” “Bonus,” “Stock Awards,” “Option Awards,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” set forth in the Summary Compensation Table for each year. We have included Notes to this Table to explain various items of compensation in the Table. We also call your attention to the following general matters affecting the Table:

1. The amounts in the column labeled “Stock Awards” set forth in the Summary Compensation Table above are the amounts that we recognized for financial statement reporting purposes with respect to 2008, 2007 and 2006 in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”), which were the years in which those awards were granted. Each of those awards was a restricted stock award made under our 2004 Incentive Stock Plan. The recipient was required to pay $1.00 for each share of Common Stock covered by such recipient’s award, and the shares covered by each award are subject to forfeiture if the recipient leaves our employ before the third anniversary of the date of the award other than as a result of death or disability. See “— Long-Term Equity Compensation” above.

2. The amounts in the column labeled “Option Awards” are the dollar amounts that we recognized for financial statement reporting purposes in 2007 and 2006 with respect to outstanding stock options held by the NEOs in question in accordance with SFAS No. 123(R), which became effective on January 1, 2006, except that for purposes of this column we have disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding stock options, see Note 14 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008. We discontinued granting stock options in 2003, there were no forfeitures of option awards by any of the NEOs in 2008, 2007 or 2006, and all stock options held by the NEOs had become fully vested by the end of 2007.

3. With respect to “Non-Equity Incentive Plan Compensation,” each of the NEOs participates in an annual incentive program that provides for an annual target incentive award that is approved by the Compensation Committee. See “Executive Compensation — Compensation Discussion and Analysis,” “— Grants of Plan-Based Awards in 2008,” “— 2007 Incentive Compensation Program,” “— 2008 Incentive Compensation Program,” and “— 2009 Incentive Compensation Program.”

4. As discussed above, the persons named in the Summary Compensation Table also participate in employee benefit programs that we provide to our employees generally. Except as otherwise noted below, “All Other Compensation” does not include our cost of providing benefits that are generally available to all of our employees on a non-discriminatory basis or perquisites or personal benefits where the aggregate amount of such perquisites and personal benefits is less than $10,000 for a particular NEO.

5. In addition to the items discussed below in the notes for each NEO, “All Other Compensation” includes matching contributions that we make for their accounts under our Section 401(k) Plan. Under this Plan, eligible employees, including the NEOs, may contribute a part of their annual compensation on a before-tax basis. Subject to certain conditions and to an annual limit of $1,500 for each participant, participating employees receive matching contributions equal to 50% of the amount of their contributions. Contributions made by the NEOs to our Section 401(k) Plan have not been deducted from the compensation reported for them in the Summary Compensation Table.

6. In November 2005, we announced plans to relocate our corporate headquarters to Rock Hill, South Carolina. In connection with these plans, we adopted a relocation program that each of our executive officers who relocated was entitled to participate in. Benefits available under that plan included, among other things, reimbursement of costs of sale and purchase of residences, moving expenses, a guaranteed sale price of an existing residence based on an independent appraisal, if required, and payment or reimbursement of certain other incidental expenses. Messrs. Reichental, McAlea and Grace participated in that program, and amounts paid or reimbursed to them under that program are included in other compensation reported for them in 2006.

								Non-Equity
					Stock		Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus		Awards		Awards	Compensation(1)	Compensation		Total

Abraham N. Reichental	2008	$569,568	$—		$—		$—	$—	$31,419	(3)	$600,987
President and Chief	2007	550,000	—		—		319,306	160,000	39,108	(3)	1,068,414
Executive Officer	2006	521,154	—		266,433	(2)	443,617	—	48,450	(3)	1,279,654
Damon J. Gregoire(4)	2008	244,231	—		—		—	—	2,273	(5)	246,504
Vice President and Chief	2007	146,615	—		62,230	(4)	—	55,000	290	(5)	264,135
Financial Officer
Charles W. Hull	2008	285,674	—		—		—	—	2,426	(6)	288,100
Executive Vice President,	2007	275,000	—		—		—	30,000	9,121	(6)	314,121
Chief Technology Officer	2006	275,000	—		—		—	—	9,121	(6)	284,121
Kevin P. McAlea	2008	270,674	—		—		—	—	2,374	(7)	273,048
Vice President	2007	260,000	—		—		—	55,000	2,346	(7)	317,346
	2006	257,115	—		42,629	(2)	—	—	10,420	(7)	310,164
Robert M. Grace, Jr.	2008	253,539	—		—		—	—	2,324	(9)	255,863
Vice President, General	2007	245,000	50,000	(8)	7,648	(8)	40,685	47,000	4,985	(9)	395,318
Counsel and Secretary	2006	242,116	—		42,629	(2)	48,238	—	76,090	(9)	409,073

(1)	As discussed above, on March 20, 2009, the Compensation Committee determined that no annual incentive awards would be made to the NEOs for 2008 due to our financial performance during that year and the then current recessionary business environment.

On March 19, 2008, the Compensation Committee granted annual cash incentive awards for 2007 to the NEOs. These awards are shown in the table above as Non-Equity Incentive Plan Compensation.

No annual incentive awards were made to any of the NEOs with respect to 2006 as a result of our financial performance in that year and the net loss that we reported.

(2)	On March 24, 2006, the Compensation Committee made the following restricted stock awards under the 2004 Incentive Stock Plan to the NEOs named below. These awards vested in accordance with their terms on March 24, 2009. They were originally granted to reflect the contributions that those individuals had made to the improvement in our operations and financial condition since 2003, to provide motivation toward achieving our future strategic objectives and to further align the interests of those individuals with our stockholders.

	Number of	Grant Date	Vesting Date
Name	Shares	Fair Value	Fair Value

Abraham N. Reichental	50,000	$1,035,500	$340,000
Kevin P. McAlea	8,000	165,680	54,400
Robert M. Grace, Jr.	8,000	165,680	54,400

Total	66,000	$1,366,860	$448,800

(3)	Mr. Reichental’s other compensation includes amounts that we paid for living expenses, costs for an automobile that we provide for his general use, employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan. The living expenses reported below relate to residences that he maintained in either California where our headquarters were located until 2006, or thereafter in the Rock Hill, South Carolina area, away from his primary residence. Such items, certain of which included income tax reimbursements, were as follows in each year:

	2008	2007	2006

Living expenses	$20,159	$23,400	$32,240
Automobile expenses	14,567	14,190	13,750
Life insurance and other	2,508	1,518	2,460

Total	$37,234	$39,108	$48,450

For additional information concerning Mr. Reichental’s compensation, see “— Employment and Other Agreements with NEOs.”

(4)	Mr. Gregoire became our Vice President and CFO on April 25, 2007 with an annual salary equal to $230,000 and a 2007 bonus target of up to 50% of his salary. His annual salary was increased to $250,000 effective April 1, 2008. On May 14, 2007, the Compensation Committee made a 15,000 share restricted stock award to Mr. Gregoire under the 2004 Incentive Stock Plan as part of the arrangements under which he was hired as our CFO. The fair value of these shares on their date of award computed in accordance with SFAS No. 123(R) was $300,000. These shares are subject to forfeiture if Mr. Gregoire leaves our employ before May 14, 2010 other than as a result of death or disability.

(5)	Mr. Gregoire’s other compensation includes the cost of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan.

(6)	Mr. Hull’s other compensation in each year includes the cost of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan. See “— Employment and Other Agreements with NEOs.”

(7)	Mr. McAlea’s other compensation in each year includes the cost of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan and, in 2006, relocation expenses.

(8)	On July 24, 2007, the Compensation Committee awarded a $50,000 cash bonus and made a 2,600 share restricted stock award to Mr. Grace to reflect the contributions that he made to the improvement in our operations and financial condition during 2006. The fair value of these shares on their grant date computed in accordance with SFAS No. 123(R) was $52,390, and they are subject to forfeiture if Mr. Grace leaves our employ before July 24, 2010 other than as a result of death or disability.

(9)	Mr. Grace’s other compensation includes relocation expenses and related income tax reimbursements ($70,577 in 2006) as well as the costs of employer-paid group term life insurance premiums and matching contributions under our Section 401(k) Plan.

Grants of Plan-Based Awards in 2008

The following table sets forth the amounts of target incentive awards established for each of the NEOs under the 2008 incentive compensation program that the Compensation Committee of the Board of Directors established on March 19, 2008. The threshold amounts are shown as zero because no minimum awards are guaranteed to NEOs under this program. The base target amounts represent the incentive awards that could have been awarded assuming achievement of 100% of the pre-determined financial and individual performance objectives for 2008. The maximum amounts represent the maximum amount that could have been awarded assuming achievement of 150% or greater of the financial performance measures and individual performance measures for 2008. See “Executive Compensation- 2008 Executive Compensation Program” above.

						All Other
			Estimated Future Payouts Under			Stock	Grant Date Fair
			Non-Equity Incentive Plan Awards			Awards:	Value of Stock
				Base		Number of	and Option
Name	Incentive Plan	Grant Date	Threshold	Target	Maximum	Shares of Stock	Awards

Abraham N. Reichental	2008 Incentive Compensation Program	3/19/08	$—	$577,500	$866,250	—	—

Damon J. Gregoire	2008 Incentive Compensation Program	3/19/08	—	125,000	250,000	—	—

Charles W. Hull	2008 Incentive Compensation Program	3/19/08	—	85,000	146,625	—	—

Kevin P. McAlea	2008 Incentive Compensation Program	3/19/08	—	137,500	275,000	—	—

Robert M. Grace, Jr.	2008 Incentive Compensation Program	3/19/08	—	128,500	257,000	—	—

Since this program was first initiated in 2004, annual incentive awards to the NEOs have been less than 100% of their base target incentive awards. No incentive awards were paid to NEOs for 2008 or 2006.

No equity compensation awards were made to our NEOs during 2008.

Employment and Other Agreements with NEOs

Abraham N. Reichental

Mr. Reichental became President and Chief Executive Officer and a member of the Board of Directors effective September 19, 2003, and we entered into an employment agreement with him on that date. Pursuant to this agreement, he is entitled to an annual base salary of at least $450,000 per year, subject to increase at the discretion of the Compensation Committee of the Board of Directors. His current annual base salary is $577,500.

In addition to standard employee benefits, under the terms of his employment agreement, as amended, Mr. Reichental is also entitled to participate in our annual incentive program, with a target annual incentive award of 100% of his base annual salary with a maximum target incentive award of 150% of his base annual salary, subject to the attainment of the performance objectives set forth in our annual incentive program. He is also entitled to be reimbursed for certain relocation and living expenses.

Mr. Reichental’s employment agreement is renewable automatically for succeeding terms of one year on each September 19, unless either party gives written notice of an intent not to renew. If we give notice to him of our intention not to renew the employment agreement, or if his employment is terminated by reason of death or by us without cause (defined as conduct involving moral turpitude or gross or habitual neglect of duties during the term of the agreement), he or his estate will be entitled to receive the following severance benefits:

•	the same health and disability benefits as he receives under the employment agreement for two years or until he obtains other employment providing for these benefits;

•	two years of his then current base salary, in the total sum of at least $900,000, together with an incentive award with respect to the year of termination equal to a pro rata amount of the incentive award which he would have received for that year based on our annualized performance up to the date of termination; and

•	all unvested stock options, which shall fully vest upon and no later than the termination of his employment. Mr. Reichental does not currently hold any unvested stock options.

In addition, Mr. Reichental has been granted restricted stock under our 2004 Incentive Stock Plan. The shares of restricted stock granted under the 2004 Incentive Stock Plan are subject to an option in our favor for three years after they are awarded to repurchase them for the lesser of $1.00 per share and 10% of their fair market value on the date of grant. This option does not apply, however, if participants under the Plan leave our employ as a result of death or disability, and it will terminate in the event of a “change in control” (as defined in the 2004 Incentive Stock Plan.)

The following table sets forth the estimated post-employment compensation and benefits that would have been payable to Mr. Reichental under his employment agreement and the 2004 Incentive Stock Plan, assuming that each covered circumstance under such arrangements occurred on December 31, 2008.

						Any Other
						Reasons,
						Including
						Voluntary
	Non-Renewal	Involuntary				Resignation,
	by Us of	Termination				Retirement, or
Benefits and Payments Upon	Employment	Without	Change in			Termination
Termination	Agreement	Cause	Control	Death	Disability	for Cause

Compensation:
Two Years Base Salary(1)	$1,155,000	$1,155,000	$—	$1,155,000	$—	$—
Annual Incentive Award(2)	—	—	—	—	—	—
Unvested Restricted Stock(3)	—	—	397,000	397,000	397,000	—
Other Benefits:
Health, Dental and Vision(4)
Insurance(5)	33,628	33,628	—	33,628	—	—
Life Insurance	2,016	2,016	—	2,016	—	—
Disability Insurance	1,248	1,248	—	1,248	—	—

Total:	$1,191,892	$1,191,892	$397,000	$1,588,892	$397,000	$—

(1)	Represents two years of Mr. Reichental’s base salary of $577,500 for 2008.

(2)	Represents the amount of Mr. Reichental’s annual incentive award for 2008.

(3)	This amount reflects the value of 50,000 shares of restricted stock held by Mr. Reichental at the end of 2008 based on the closing market price of our Common Stock on December 31, 2008 ($7.94 per share) before deducting the $1.00 per share purchase price for those shares.

(4)	Represents the estimated incremental cost to us of health, dental and vision plan continuation for two years.

(5)	Represents the estimated incremental cost for us of such continuing insurance coverage of two years.

Charles W. Hull

We and Mr. Hull are parties to a consulting arrangement pursuant to which, upon his retirement, he will become a consultant to us for a period of four years at a fixed consulting fee that will decline from $275,000 in the first year to $100,000 in the fourth year, and he will remain entitled to continuing life and health insurance coverage.

The following table sets forth the consulting fees and estimated benefits payable under Mr. Hull’s consulting arrangement, assuming that he retired on December 31, 2008.

Benefits and Payments Upon Termination	Amount

Consulting Fees (4 Years)(1)	$625,000
Benefits:
Health, Dental and Vision Insurance(2)	46,403
Life Insurance(3)	3,703

Total:	$675,106

(1)	Consulting fees payable to Mr. Hull under this consulting arrangement will be $275,000 for the first year, $150,000 for the second year and $100,000 for the third and fourth years.

(2)	Represents the estimated incremental cost to us of health, dental and vision plan continuation for four years.

(3)	Represents the estimated incremental cost to us of such continuing insurance coverage for two years.

Other NEOs

We and Mr. McAlea are parties to a severance arrangement pursuant to which Mr. McAlea would become entitled to severance payments equal to nine months of his then current salary if his employment is terminated other than for cause. If Mr. McAlea had been terminated without cause on December 31, 2008, he would have been entitled to severance payments totaling $206,250.

Messrs. McAlea, Grace and Gregoire each hold restricted stock granted under the 2004 Incentive Stock Plan that is subject to forfeiture if any of the individuals leaves our employ within three years after the date of grant. As described above under “— Payments and Benefits Upon Termination or Change of Control,” each share of restricted stock granted to Messrs. McAlea, Grace and Gregoire under the 2004 Incentive Stock Plan will no longer be subject to our option to repurchase that share if any of those individuals leaves our employ due to death or disability or in the event of a change of control.

If Mr. Grace had left our employ on December 31, 2008 due to death or disability or if a change of control had occurred on such date, 14,900 shares of restricted stock owned by him (valued at $118,306) as of such date would have become vested. If Mr. McAlea had left our employ on December 31, 2008 due to death or disability or if a change of control had occurred on such date, 8,000 shares of restricted stock owned by him (valued at $63,520) as of such date would have become vested. If Mr. Gregoire had left our employ on December 31, 2008 due to death or disability or if a change of control had occurred on such date, 15,000 shares of restricted stock owned by him (valued at $119,100) as of such date would have become vested. We do not currently expect any such change in control to occur.

Outstanding Equity Awards at Year-End 2008

The following table sets forth, for each of the NEOs, certain information regarding the number of shares of Common Stock underlying stock options held at the end of 2008, all of which were then currently exercisable, and the number and market value of shares covered by unvested restricted stock awards held at the end of 2008.

	Outstanding			Outstanding Unvested
	Exercisable Stock Options			Restricted Stock Awards
	Number of			Number of	Market Value of
	Securities			Shares or	Shares or Units
	Underlying	Option	Option	Units of Stock	of Stock that
	Unexercised	Exercise	Expiration	that have	have not
Name	Options	Price	Date	not Vested(1)	Vested(2)

Abraham N. Reichental	400,000	$7.22	9/19/2013	50,000	$397,000
Damon J. Gregoire	—	—	—	15,000	119,100
Charles W. Hull	10,000	12.59	2/28/2011	—	—
Kevin P. McAlea	55,000	5.31	5/15/2013	8,000	63,520
	75,000	15.16	8/24/2011	—	—
Robert M. Grace, Jr.	40,000	9.60	11/2/2013	14,900	118,306

(1)	The shares set forth in this column consist of shares of restricted Common Stock awarded on (a) March 24, 2006, in lieu of cash incentive award for 2005, that vested on March 24, 2009, (b) March 24, 2006, as a long-term incentive award, that vested on March 24, 2009, (c) May 14, 2007, as a long-term incentive award, that vest on May 14, 2010 and (d) July 24, 2007, as a long-term incentive award, that vest on July 24, 2010. Each award of restricted stock is subject to forfeiture if the recipient leaves our employ within three years after the date of grant of the award other than as a result of death or disability. See “Security Ownership of Certain Beneficial Owners and Management.”

(2)	The amounts set forth in this column were calculated by multiplying the closing market price of our Common Stock on December 31, 2008 ($7.94 per share) by the number of shares set forth in the column titled “Number of Shares or Units of Stock that Have Not Vested.”

The manner of each grant of restricted stock reported in the table above that we awarded to each of the individuals identified in that table is as follows:

	March 24, 2006	March 24, 2006	May 14, 2007	July 24, 2007
	in Lieu of Cash	as a Long-Term	as a Long-Term	as a Long-Term
Name	Incentive Awards	Incentive Award	Incentive Award	Incentive Award

Abraham N. Reichental	—	50,000	—	—
Damon J. Gregoire	—	—	15,000	—
Kevin P. McAlea	—	8,000	—	—
Robert M. Grace, Jr.	4,300	8,000	—	2,600

Total	4,300	66,000	15,000	2,600

Option Exercises and Stock Vested in 2008

None of the NEOs exercised any stock options during 2008. Shares of restricted Common Stock held by the NEOs vested as follows during 2008:

		Grant Date
	Number of	Fair	Vesting Date
Name	Shares	Value(1)	Fair Value(2)

Abraham N. Reichental	25,000	$507,500	$390,750
Kevin P. McAlea	2,400	48,720	37,512
Robert M. Grace, Jr.	5,300	107,590	82,839

Total	32,700	$663,810	$511,101

(1)	Restricted shares were granted on February 24, 2005. The Grant Date Fair Value is based on a closing price on that date of $20.30 per share.

(2)	Restricted shares vested on February 25, 2008. The Vesting Date Fair Value is based on a closing price on that date of $15.63 per share.

PROPOSAL TWO

APPROVAL OF AMENDMENT OF THE 2004 INCENTIVE STOCK PLAN

Our 2004 Incentive Stock Plan was approved by our Board of Directors on March 2, 2004 and by our stockholders at the 2004 Annual Meeting.

Proposed Amendment of the 2004 Incentive Stock Plan

At the 2009 Annual Meeting, the stockholders will be asked to approve the reservation of an additional 1,000,000 shares of authorized but unissued Common Stock that would be reserved and become available for issuance under the Plan. No other changes are proposed to be made to the Plan. A discussion of the Plan, which currently provides that various types of equity compensation awards may be made under it, is set forth below. The current administration of the Plan is also discussed under “— Long-Term Equity Compensation” above.

As of the date of this Proxy Statement, 514,914 shares of Common Stock were covered by restricted stock awards under the Plan, 309,350 of which had not yet vested and remained subject to our right to repurchase discussed below, and 485,086 shares of Common Stock remained available for issuance under the Plan after giving effect to repurchases of previously granted restricted stock awards. No other awards had been, or are currently contemplated to be, made under the Plan.

As noted above, on March 20, 2009, the Compensation Committee granted restricted stock awards covering 184,150 shares of Common Stock, including awards covering 100,000 shares granted to the NEOs. See “— Equity Compensation Awards.”

The Board of Directors believes that stockholder approval of this Proposal Two is necessary to enable us to maintain an effective equity compensation program in the current recessionary times and has the following reasons for recommending this proposal:

•	The Continuing Need for Equity Awards to Remain Competitive. The Board of Directors believes that our continued ability to make equity compensation awards is vital to our ability to continue to compete for and to retain key employee talent. As discussed elsewhere in this Proxy Statement, equity-based awards are a key element of our overall compensation program both for executive officers as well as other key employees, and we believe that they are an important factor in aligning the interests of recipients with the interests of our stockholders.

•	Responding to Recessionary Market Conditions. Given the current period of unprecedented market volatility, where short-term market valuations do not reflect future value or long-term prospects, the Board of Directors believes that it has become important for us to manage our working capital, balance sheet and cash resources against the recessionary forces that are affecting our business as well as many other businesses.

Accordingly, as an alternative to increases in cash compensation and cash bonuses, we plan to increase the use of equity compensation awards that are authorized by the Plan, including stock options, to recognize the achievement of employee performance goals and to provide reasonable and customary incentives for recipients of equity awards to contribute to our future growth and profitability. The Board expects that this will lead to the use of the Plan to grant stock options and performance awards, as well as restricted stock awards, under the Plan, and it believes that the 485,086 shares of Common Stock currently available for issuance under the Plan are inadequate to enable the effective use of the Plan for these other types of equity compensation awards over the near term.

The Plan reflecting the proposed amendment is attached as Annex A to this Proxy Statement.

The Board of Directors recommends a vote FOR this proposal.

Shares Currently Authorized and Issued Under the Plan

As originally adopted, this Plan provided that 1,000,000 shares of Common Stock were reserved and available for issuance under the Plan. The Plan also provides that the number of shares of Common Stock that can be made subject to stock options under the Plan to any one person per year will be 100,000. Each of these limits may be adjusted equitably to accommodate a change in our capital structure. Otherwise, no repricing of stock options or other awards under the 2004 Incentive Stock Plan will be permitted.

As of the record date for the 2009 Annual Meeting, the per share closing price of our Common Stock as reported on The Nasdaq Stock Market’s Global Market was $7.52.

Other Provisions of the Plan

The 2004 Incentive Stock Plan is intended to give us flexibility in providing competitive incentive equity compensation that closely aligns the interests of key employees and officers with those of our stockholders. The Plan provides for the grant of restricted stock awards as well as incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”) and performance awards. Awards under the Plan are discretionary so that it is impossible to determine who will receive awards or the amounts of any awards that are made. There currently is no intention to make any award to any specific individual in the event that the amendment to the Plan discussed above is approved by the stockholders, although it is anticipated that each of our current NEOs would be eligible to participate.

Any person who is an employee of or consultant to the Company and certain of its subsidiaries and affiliates is eligible to be considered for awards under the Plan. The 2004 Incentive Stock Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which is currently comprised solely of “independent” directors, as that term is defined in the listing standards of The Nasdaq Stock Market, LLC and Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are also “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. The Committee has broad discretion to determine the terms and conditions of awards made under the Plan and to amend or terminate the Plan. The “plan year” is the calendar year. See “Meetings and Committees of the Board of Directors — Compensation Committee.”

The Committee has the authority, without limitation, to select the officers, employees and consultants to whom awards will be granted. As of the date of this Proxy Statement, approximately 100 persons would qualify as eligible participants under the Plan.

Notwithstanding the flexibility that the Committee possesses to make awards under the Plan, all awards made under the Plan to the date of this Proxy Statement have been restricted stock awards. When the Plan was approved, our then existing stock option plans for executives and key employees (including most notably our then existing 1996 Stock Incentive Plan and our 2001 Stock Option Plan) were terminated except with respect to options that were then outstanding under those plans. As noted above, we intend to use the 2004 Incentive Stock Plan to grant other equity compensation that is authorized under the Plan, including stock options and performance awards as well as restricted stock awards.

Restricted Stock Awards

Restricted stock granted under the Plan consists of Common Stock that either is (a) granted outright or (b) granted subject to a three-year option in our favor to repurchase the Common Stock at its issue price. This option becomes exercisable only if the participant terminates employment or service other than as a result of death or disability (as defined in the Plan) prior to the end of such three-year period. The issue price of restricted stock is no less than par value and no more than ten percent of the fair market value of a share of Common Stock on the date of grant. The issue price of all restricted stock awards that have been made through the date of this Proxy Statement has been the lesser of $1.00 per share and ten percent of the fair market value of a share of Common Stock on the date of grant. Accordingly, when the fair market value of a share of Common Stock on the date of grant is less than $10.00 per share, the issue price is set at an amount that equals ten percent of the fair market value of a share of Common Stock on the date of grant. Participants must pay the issue price for restricted stock in cash.

While restricted, shares of restricted stock are subject to a legend describing the restrictions, which will be exchanged for unlegended shares once the restrictions expire. Apart from our option to repurchase, holders of restricted stock have all rights of stockholders during the term of the restrictions provided that the administrative terms of the restricted stock awards are complied with (e.g., the participant executes an award agreement, etc.). These rights include the right to vote those shares and to receive any dividends declared on those shares. We have not declared any dividends on Common Stock since the adoption of the Plan.

Stock Options

The terms and conditions of stock options granted under the Plan will be set forth in individual grant agreements, subject to the following limitations:

•	The exercise price per share of an option will not be less than the fair market value per share of our Common Stock on the date the option is granted. Although there currently are no such individuals, in the case of an ISO granted to a person beneficially owning more than ten percent of the voting power of our capital stock, the exercise price per share of the ISO will not be less than 110% of the fair market value per share of our Common Stock on the date the ISO is granted.

•	The maximum term of any stock option will be ten years from the date of grant.

•	Vested stock options may be exercised by paying the exercise price in cash or through a “cashless exercise.” A cashless exercise is generally a transaction in which the option is simultaneously exercised and all or part of the shares covered by the option are sold on the open market, with our receiving the exercise price of the options that are exercised.

•	If a participant terminates employment or service with us by reason of death or disability (as defined in the Plan), any stock option held by that participant may be exercised by that participant until the expiration of twelve months after the date of such death or disability, provided that such stock option was exercisable on such date.

•	If a participant is terminated without cause (as defined in the Plan), retires or resigns from employment or service, any stock option held by that participant will be exercisable until the expiration of ninety days from the date of the participant’s termination, but only to the extent that the stock option already was exercisable as of that date.

•	Any stock options held by a participant who is terminated for cause will expire immediately.

Performance Awards

The 2004 Incentive Stock Plan is intended to meet the requirements of Section 162(m) of the Code. This is designed to give us the opportunity to cause compensation granted under the Plan as a performance award that, when combined with other compensation paid to the same individual during the same calendar year, exceeds $1 million, to be deductible by us; provided that the other requirements of Section 162(m) are met. As a matter of law, the restrictions under Section 162(m) apply only our Chief Executive Officer and to the other top four highest paid executive officers in any year.

The Committee has the discretion to make performance awards to these individuals under the Plan. Performance awards are awards that vest only upon the achievement of certain performance goals that are specified in advance by the Committee, and that relate to business criteria (such as cash flow, earnings per share, etc.) that are set forth in the Plan. The maximum aggregate amount that can be awarded to any one participant pursuant to performance awards in a single plan year is $1 million.

No performance awards have been made as of the date of this Proxy Statement.

Certain U. S. Federal Income Tax Consequences

Restricted Stock.  The tax consequences to the participant of receiving restricted stock will vary depending on whether the stock is subject to an option to repurchase in our favor or is received outright, and, for citizens and residents of the United States, whether the participant makes an election under Section 83(b) of the Code. In all cases, it is expected that we will be entitled to take a deduction at the same time as, and in the same amount as, the participant recognizes as ordinary income on account of the restricted stock.

Non-Qualified Stock Options.  A participant generally will not realize taxable income upon the grant of a NQSO. Upon the exercise of a NQSO, the participant will recognize ordinary income equal to the difference between the fair market value of the Common Stock being purchased and the exercise price. We will generally be entitled to take a federal income tax deduction in the amount of ordinary income recognized by the participant. If the participant exercises a NQSO and subsequently sells the option shares, any change in value will be taxed as capital gain or loss in an amount equal to the difference between the sales proceeds for the option shares and the participant’s basis in the option shares. The participant’s basis in the option shares generally will be the exercise price plus the amount included in the participant’s ordinary income upon exercise.

Incentive Stock Options.  In general, a participant will have no income tax consequences at the time of grant or exercise of an ISO (except for purposes of computing liability for alternative minimum tax, if any). Upon sale of the underlying stock after satisfying applicable holding period requirements, any amount realized by the participant in excess of the exercise price paid will be taxed to him or her as capital gain. If the holding period requirements are not satisfied, at the time the underlying stock is sold (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and also will realize capital gain (if any) equal to the excess of the sales proceeds for the option shares over the participant’s basis in the option shares. The participant’s basis in the option shares generally will be the exercise price plus the amount included in the participant’s ordinary income upon exercise. We will be entitled to a deduction on account of an ISO only if there is a disqualifying disposition. In that case, we will be entitled to a deduction in the amount of ordinary income realized by the participant.

While the exercise of an ISO does not result in current taxable income, there are implications with regard to the alternative minimum tax (“AMT”). The “spread” between the exercise price of an ISO and the fair market value of the underlying stock at the time of exercise will be considered as part of AMT income for the year in which the option is exercised. If, however, a disqualifying disposition occurs in the year in which the option is exercised, the gain on the disposition of the ISO stock, rather than the “spread,” is the amount that will be considered as part of AMT income. Should there be a disqualifying disposition in a year other than the year of exercise, the ordinary income element on the disqualifying disposition will not be considered income for AMT purposes, but the capital gain element will be either short- or long-term capital gain for AMT purposes. The basis of the ISO stock for determining gain or loss for AMT purposes will be the exercise price for the ISO stock plus the amount already treated as income for AMT purposes at the time of exercise.

Taxes Withheld.  We will generally be entitled to withhold any required tax in connection with the exercise or payment of any award, and we may require the participant to pay such tax as a condition to exercise of an award.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and any person owning ten percent or more of the outstanding shares of our Common Stock to file reports with SEC to report their beneficial ownership of and transactions in our securities and to furnish us with copies of those reports. Based upon a review of those reports filed with us, along with written representations from or on behalf of certain executive officers and directors that they were not required to file any reports during 2008, we believe that all of these reports were timely filed during 2008.

PROPOSAL THREE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the retention of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm to examine and report on our financial statements for the year ending December 31, 2009, subject to the ratification of its retention by the stockholders at the Annual Meeting. BDO has examined and reported on our financial statements for each of the five years ended December 31, 2008.

Valid proxies will be voted on this proposal in accordance with the voting directions specified on the proxy or, if no directions are given, will be voted FOR the proposal to ratify the appointment of BDO as our independent registered public accounting firm.

Representatives of BDO are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

The Board of Directors unanimously recommends you vote FOR the proposal to ratify the selection of BDO as our independent registered public accounting firm for 2009.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by BDO. BDO did not perform any non-audit services for us in 2008 or 2007.

The following table sets forth the aggregate fees that BDO billed us for professional services rendered for the years ended December 31, 2008 and 2007.

	2008	2007
	(Dollars in thousands)

Audit fees(1)	$1,145	$2,111
Audit-related fees(2)	16	—

Total	$1,161	$2,111

(1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as fees for services provided in connection with (i) statutory and regulatory filings or engagements, and (ii) related to comfort letters, statutory audits, attest services, consents, assistance with and review of documents filed with the SEC, and any other services that only the audit firm could reasonably provide. In 2008 and 2007, respectively, audit fees also included approximately $345,080 and $510,800 related to audit and attestation services rendered by BDO in connection with the evaluation of the effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of The Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees consisted primarily of services related to employee benefit plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom is independent as defined by the listing standards of The Nasdaq Stock Market, LLC and is an “audit committee financial expert” as defined in the regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is available on our website, which can be viewed by going to www.3DSystems.com and clicking the “Investors” tab, then the “Corporate Governance” tab and then selecting the document titled “Audit Committee Charter” from the list of documents on the web page.

Responsibility

The Audit Committee is responsible for providing independent, objective oversight of our financial reporting processes and internal controls.

Management is responsible for our system of internal controls and its financial reporting processes, including the preparation of its financial statements in conformity with United States’ generally accepted accounting principles.

BDO Seidman, LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report based on this audit expressing its opinion as to whether our financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with United States’ generally accepted accounting principles.

The Audit Committee’s responsibility is to review and monitor, in an oversight capacity, the financial reporting and auditing processes. The Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with United States’ generally accepted accounting principles, and on the opinion and representations made by BDO in its report on our financial statements, including its representations that BDO is “independent” and that its audit was performed in accordance with auditing standards generally accepted in the United States. The Audit Committee’s oversight does not provide assurance that management’s and BDO’s opinion and representations referred to above are correct.

2008 Consolidated Financial Statements

In connection with these responsibilities, the Audit Committee met with management and representatives of BDO to review and discuss the audited consolidated financial statements for the year ended December 31, 2008. The Audit Committee discussed with the representatives of BDO the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended, which include, among other items, matters relating to the conduct of an audit of our financial statements. The Audit Committee received written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and the Audit Committee discussed with the representatives of BDO that firm’s independence. The Audit Committee also pre-approved the services that BDO was engaged to provide during 2008, noted that BDO was not engaged to provide any non-audit services, evaluated and approved the fees charged for engagements that BDO undertook, and considered whether BDO’s provision of the services that were provided was compatible with maintaining that firm’s independence.

Based upon the Audit Committee’s discussions with management and BDO and the Audit Committee’s review of the representations of management and BDO, the Audit Committee recommended that the Board of Directors approve including the audited consolidated financial statements for the year ended December 31, 2008 in our Annual Report on Form 10-K for that year for filing with the SEC.

Internal Control Audit

For the year ended December 31, 2008, the Audit Committee reviewed and monitored, on an oversight basis, management’s activities undertaken to comply with our internal control evaluation responsibilities under Section 404 of The Sarbanes-Oxley Act of 2002. In connection with this oversight, the Audit Committee met with management and representatives of BDO to review and discuss management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2008. Management’s assessment is contained in our Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee:

Daniel S. Van Riper, Chairman
Jim D. Kever
Kevin S. Moore

OTHER MATTERS

This Proxy Statement is being delivered to you on our behalf. We are bearing the expenses of preparing, printing, web hosting and mailing this Proxy Statement and other proxy materials and all other expenses of soliciting proxies. We have retained Georgeson Shareholder Communications, Inc. (“Georgeson”) to solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission and to request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by those persons. We agreed to pay Georgeson a fee of $10,000 for these services and will reimburse it for payments made to brokers and other nominee holders for their expenses in forwarding soliciting material. In addition, our directors, officers and employees may solicit proxies by personal interview, mail, telephone, facsimile, internet or other means of electronic transmission, although they will receive no additional compensation for such solicitation.

We do not know of any matters to be presented at the meeting other than those set forth in this Proxy Statement. However, if any other matters come before the meeting, the proxy holders will vote the shares represented by any proxy granted in their favor in such manner as the Board of Directors may recommend and otherwise in the proxy holders’ discretion.

By Order of the Board of Directors

Robert M. Grace, Jr.
Secretary

Rock Hill, South Carolina
March 31, 2009

ANNEX A

2004 INCENTIVE STOCK PLAN
OF 3D SYSTEMS CORPORATION

Section 1.  Purpose; Effective Date; Definitions

The purpose of the 3D Systems Corporation 2004 Incentive Stock Plan (the “Plan”) is to assist the Company and its Subsidiaries and Affiliates in attracting and retaining employees and consultants of outstanding competence by providing an incentive that permits the persons responsible for the Company’s growth to share directly in that growth and to further the identity of their interests with the interests of the Company’s stockholders. Subject to stockholder approval on or before such date, this Plan is effective as of May 19, 2004.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any current or future entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, but is not limited to, any of the following actions: embezzlement; fraud; nonpayment of any obligation owed to the Company, a Subsidiary or an Affiliate; breach of fiduciary duty; deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company; unauthorized disclosure of any trade secret or confidential information; conduct constituting unfair competition; and the inducement of any customer of the Company to breach a contract with the Company. The determination of whether Cause exists shall be made in the Company’s sole discretion.

(d) “Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended from time to time, and any successor thereto.

(e) “Committee” means the Committee referred to in Section 2 of the Plan.

(f) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(g) “Company” means 3D Systems Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(j) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price of the Common Stock on the Nasdaq Stock Market (or such other principal stock exchange on which the Company’s shares are listed on such date, as applicable) or, if no such sale of Common Stock occurs on the Nasdaq Stock Market (or such other principal stock exchange, as applicable) on such date, the fair market value of the Common Stock as determined by the Committee in good faith.

(k) “Incentive Stock Option” means any Stock Option and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Issue Price” shall have the meaning set forth in Section 6(b).

(m) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(n) “Participant” means an employee or consultant who receives an award under this Plan.

(o) “Performance Award” means an award under Section 8 that is based on the level of attainment of performance goals related to objective business criteria.

(p) “Person” means “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any Affiliate, and any employee benefit plan sponsored or maintained by the Company or any Subsidiary or Affiliate (including any trustee of such plan acting in the capacity of trustee).

(q) “Plan” means this 3D Systems Corporation 2004 Incentive Stock Plan, and any successor thereto, as amended from time to time.

(r) “Plan Year” shall mean the calendar year.

(s) “Restricted Stock” means an award of shares of Common Stock that is subject to restrictions under Section 6.

(t) “Retirement” means retirement from active employment by or service with the Company, a Subsidiary or an Affiliate on or after age 65.

(u) “Stock Option” or “Option” means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5.

(v) “Subsidiary” means those corporations fifty percent (50%) or more of whose outstanding voting stock is owned or controlled, directly or indirectly, by the Company and those partnerships and joint ventures in which the Company owns directly or indirectly a fifty percent (50%) or more interest in the capital account or earnings.

Section 2.  Administration

The Plan shall be administered by the Compensation Committee, which consists of two or more members of the Board, each of whom shall be both a “Non-Employee Director,” as that term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to employees and consultants eligible under Section 4: (i) Stock Options, (ii) Restricted Stock; and/or (iii) Performance Awards.

In particular the Committee shall have the authority, without limitation:

(i) To select the employees and consultants to whom Stock Options, Restricted Stock, and/or Performance Awards may be granted hereunder, separately or in tandem, from time to time;

(ii) Subject to the provisions of Sections 3 and 8, to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

(iii) To determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, which terms and conditions are not required to be the same in respect of each Participant;

(iv) To designate the Corporate Secretary of the Company, other officers or employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and to grant authority to such persons to execute agreements or other documents on its behalf.

The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan Participants.

Section 3.  Common Stock Subject to Plan

(a) Number of Shares Available for Award.  Effective May 19, 2009, the total number of shares of Common Stock reserved and available for distribution under the Plan shall be two million (2,000,000) shares.

If shares of Common Stock cease to be subject to a Stock Option, or if shares of Common Stock that are subject to any Restricted Stock award or Performance Award granted hereunder are repurchased by the Company or forfeited (as applicable), or any such award otherwise terminates without a payment being made to the Participant in the form of Common Stock, such shares shall not be counted against the share limits set forth in this Section 3 and shall again be available for distribution in connection with future awards under the Plan.

In the event of any change in the outstanding shares of Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of security, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend), then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities that may be acquired pursuant to awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to awards thereafter granted under the Plan; (iii) the number of shares of Restricted Stock that are outstanding; and (iv) the maximum number of shares or other securities with respect to which awards may thereafter be granted to any Participant in any Plan Year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock available for distribution under the Plan as set forth in this Section 3. Such adjustments shall be conclusive and binding for all purposes of the Plan.

(b) Limitation on Shares Subject to Stock Options.  Subject to adjustment from time to time pursuant to Section 3(a) above, not more than one-hundred thousand (100,000) shares of Common Stock, in the aggregate, may be made subject to Stock Options under the Plan in respect of any one Participant during any Plan Year.

Section 4.  Eligibility

Any person who is an employee of or consultant to the Company, a Subsidiary or an Affiliate shall be eligible to be considered for the grant of Stock Options, Restricted Stock, and/or Performance Awards under the Plan.

Section 5.  Stock Options

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option shall be in such form as the Committee may from time to time approve; shall be subject to the following terms and conditions; and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price.  The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant, provided, however, that the exercise price per share of Common Stock purchasable under an Incentive Stock Option that is granted to an individual who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its

Subsidiaries, shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of the grant.

(b) Option Term and Exercisability.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date such Option is granted; provided, however, that no Incentive Stock Option that is granted to an individual who, at the time of the grant, owns Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, shall be exercisable more than five (5) years after the date such Incentive Stock Option is granted. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in an agreement evidencing the award.

(c) Method of Exercise.  Stock Options may be exercised in whole or in part subject to the terms of the agreement evidencing such Stock Options by giving written notice of exercise to the Company, or its designated representative, specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the exercise price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, payment in full or in part also may be made through a “cashless exercise” (which will be conducted in a manner acceptable to the Company through a third party broker, and otherwise in compliance with Section 402 of the Sarbanes-Oxley Act) in which the exercise price (and any interest thereon) is subtracted from the number of shares of Common Stock received by the Participant upon exercise of the Stock Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised), provided, however, that in the case of an Incentive Stock Option, the number of shares used or deemed to be used to satisfy the exercise price will not be treated as having been purchased through the exercise of an Incentive Stock Option.

No shares of Common Stock shall be issued until full payment has been made. No Participant shall have interest in or be entitled to voting rights or dividends or other rights or privileges of stockholders of the Company with respect to shares of Common Stock granted pursuant to the Plan unless, and until, shares of Common Stock actually are issued to such person and then only from the date such person becomes the record owner thereof and, if requested, has given the representation described in Section 14.

(d) Termination by reason of Death or Disability.  If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate terminates by reason of death or Disability, any Stock Option held by such optionee thereafter may be exercised until the expiration of twelve (12) months after the date of such termination, provided such Stock Option was exercisable on such date of termination.

(e) Termination by the Company without Cause, Retirement, Resignation.  If a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated (other than as provided in subsection (d) above) by the Company without Cause, by reason of Retirement, or on account of voluntary resignation provided that it is determined by the Committee that Cause did not exist as of the time of resignation, any Stock Option held by such Participant thereafter may be exercised until the expiration of ninety (90) days after the date of such termination, provided such Stock Option was exercisable on such date of termination.

(f) Other Termination.  Unless otherwise determined by the Committee, if a Participant’s employment by or service with the Company, a Subsidiary or an Affiliate is terminated for any reason other than as specified in subsections (d) and (e) above, including termination with Cause, any unexercised Stock Option granted to such Participant shall be cancelled on the date of such termination, whether or not exercisable on such date.

(g) Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under Section 422 of the Code. If an Incentive Stock Option is exercised other than in accordance with the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option thereafter will be treated as a Nonqualified Stock Option.

Section 6.  Restricted Stock

(a) Exercise of Right to Purchase Shares.  A Participant who has been granted an award of Restricted Stock may exercise his or her right to purchase shares of Common Stock during the sixty (60) day period beginning immediately after the grant of the award, provided that such individual still is an employee of or consultant to the Company, a Subsidiary or an Affiliate on the date of such exercise. The Participant shall exercise his or her right to purchase by giving written notice to the Company. The Issue Price of the Common Stock to be issued shall be tendered in cash at the time such notice is given.

(b) Issue Price.  Prior to the issuance of Common Stock, the Participant shall pay to the Company any amount of money per share (the “Issue Price”) to be determined by the Committee that shall take into consideration the value of the services performed and to be performed by the Participant, and which amount shall not be less than par value, nor more than ten percent (10%) of the Fair Market Value per share on the date of the award. If the Issue Price (as determined by the Committee on the date of the award) exceeds ten percent (10%) of the Fair Market Value per share, the Issue Price shall be reduced to an amount that shall represent ten percent (10%) of the Fair Market Value per share.

(c) Company Option to Repurchase.

(i) Unless a different period is specified by the Committee at the time an award of Restricted Stock is granted, for a period beginning on the date of the grant and ending on the third anniversary of such date or the date specified in paragraph (ii) below, whichever is later, the Common Stock underlying such award shall be subject to an option in favor of the Company to repurchase at a price per share equal to the Issue Price. The option of the Company only shall become exercisable upon the termination of employment or service of the Participant with the Company, a Subsidiary or an Affiliate, other than by reason of death or Disability.

(ii) Notwithstanding anything herein to the contrary, in the case of a Participant who terminates employment or service within 120 days or less before the third anniversary of the grant date, the option of the Company to repurchase the Restricted Stock shall not expire until 120 days after the date of such termination.

(ii) The decision to exercise any such option as to all or part of the Common Stock subject thereto shall be made by the Committee and communicated to the Chief Executive Officer or other appropriate officer of the Company authorized to take any action necessary to effectuate such decision.

(iv) Neither the Common Stock underlying an award of Restricted Stock nor any interest therein shall be sold, transferred or encumbered until such option expires.

(d) Exercise of Option to Repurchase.  The Company shall exercise its option to repurchase the Common Stock underlying a grant of Restricted Stock, in whole or part, by sending written notice to the Participant at the address specified by the Participant for such purpose no later than 120 days after the Participant’s termination of employment or service. The notice shall set forth all necessary information to instruct the Participant in respect of endorsing and returning to the Company the certificates representing such Common Stock, including the date on which such certificates should be returned. Written notice also may be delivered in person to the Participant, at any location, provided that such delivery occurs no later than 120 days after the Participant’s termination of employment or service. The Participant or any successor in interest with respect to such Common Stock shall have no further rights as a stockholder of the Company from and after the date specified in the notice. If certificates duly are delivered in accordance with the written notice, the Company promptly shall send the Participant a check in repayment of the Issue Price. The Company shall affix to such certificates any required stock transfer stamps. If certificates are not so delivered, the Company shall deposit the required amount of payment in an escrow account in the name of the Participant to be held pending delivery of the certificates, and the Company immediately shall advise its transfer agent of such action.

(e) Legend on Certificate.  All shares of Common Stock underlying a grant of Restricted Stock that are subject to a repurchase option in favor of the Company shall be issued with a legend substantially in the following form:

This certificate and the shares represented hereby are held subject to the terms of the 2004 Incentive Stock Plan (the “Plan”) of 3D Systems Corporation (the “Company”), which Plan provides that the shares issued pursuant thereto are subject to an option in favor of the Company to reacquire such shares at a price that may be significantly lower than their fair market value and that neither such shares nor any interest therein may be sold, transferred or encumbered until the expiration of such option. If such option is exercised, the holder of the shares represented by this certificate will have no further rights with respect to such shares and this certificate will be deemed void. A copy of such Plan is available for inspection at the executive offices of the Company.

Upon the expiration of the Company’s option to reacquire the shares of Common Stock, the Participant may surrender to the Company the certificate(s) representing such Common Stock in exchange for a new certificate(s), free of the above legend, or for a statement from the Company representing such shares in book entry form free of such legend.

(f) Rights as Stockholder.  The prospective recipient of a Restricted Stock award shall not have any right with respect to such award, unless and until the recipient has executed an agreement evidencing the award, delivered a fully executed copy thereof to the Company, and otherwise complied with the terms and conditions of such award and of this Section 6, and then only from the date such person becomes the record owner of the shares of Restricted Stock. Once the conditions in the foregoing sentence have been satisfied, and except as provided in Section 6(c), the Participant shall have with respect to an award of Restricted Stock all the rights of a stockholder of the Company, including the right to vote and to receive cash dividends (if any). The Committee, in its sole discretion, as determined at the time of the award, may permit or require such cash dividends (if any) to be reinvested in additional Restricted Stock, provided that sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding awards under the Plan). Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

Section 7.  Performance Awards

(a) Performance Goals.  Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Restricted Stock granted to an officer who is subject to the reporting requirements of Section 16(a) of the Exchange Act, as amended, and whose compensation is subject to the limitation on deductibility of compensation under Section 162(m) of the Code, shall be a Performance Award and shall vest or otherwise become exercisable only upon the determination by the Committee that performance goals established by the Committee have been attained, in whole or in part. Such performance goals, the business criteria upon which they are based, and the weights or other formulas to be applied to any such business criteria shall be set forth in writing by the Committee not later than ninety (90) days after the start of each Plan Year; provided, however, that if the performance goals are to be measured over a period shorter than the Plan Year, the above items are to be set forth in writing by the Committee before twenty-five percent (25%) of the measurement period has elapsed. The relevant business criteria include, either individually or in combination, applied to the Participant or to the Company, a Subsidiary or an Affiliate as a whole or to individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, and (xiii) return on operating revenue.

(b) Maximum Performance Award.  The maximum, aggregate amount that can be awarded to any one Participant pursuant to Performance Awards in one (1) Plan Year is one million dollars ($1,000,000).

(c) Interpretation.  The Committee shall not have the discretion to accelerate the vesting or other lapse of restrictions relating to any Performance Award, or to decrease the Issue Price or other exercise price of any Performance Award, once granted. Notwithstanding anything else in the Plan to the contrary, the Committee shall not be entitled to exercise any discretion if it would cause a Performance Award to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Section 8.  Change in Control

Notwithstanding any other provision of the Plan, in the event that (i) the Company is merged into or consolidated with another corporation or other entity and as a result of such merger or consolidation less than seventy percent (70%) of the combined voting power of the outstanding voting securities of the surviving or resulting corporation or other entity shall, after giving effect to such merger or consolidation, be “beneficially owned” (within the meaning of Sections 13(d) and 14(d) of Exchange Act) in the aggregate, directly or indirectly, by the former stockholders of the Company (excluding from such computation any such securities beneficially owned, directly or indirectly, by “affiliates” of the Company (as defined in Rule 12b-2 under the Exchange Act) and such securities so beneficially owned, directly or indirectly, by a party to such merger or consolidation), (ii) the Company shall sell all or substantially all of its assets, (iii) any “person” is or becomes the “beneficial owner” (as the terms “person” and “beneficial owner” are used in Sections 13(d) and 14(d) of the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, (iv) as a result of any solicitation subject to Rule 14a-11 under the Exchange Act (or any successor rule thereto) one or more persons not recommended by or opposed for election to the Board by one-third or more of the directors of the Company then in office is or are elected a director of the Company, or (v) the Company shall become subject for any reason to a voluntary or involuntary dissolution or liquidation, then, in any such event, as of the close of business at the principal executive office of the Company on the business day immediately preceding the date on which such event occurs, for purposes of the Plan and to the extent that the provisions of the Plan remain applicable to shares granted under the Plan, (x) Stock Options granted under the Plan, to the extent not already vested, shall immediately vest and become exercisable; (y) the restriction provided for in Section 6(c) of the Plan in respect of Restricted Stock shall without further act expire and cease to apply, and the requirement of a legend on stock certificates provided for in Section 6 of the Plan shall without further act expire and cease to apply, and each Participant holding Restricted Stock shall thereupon have the right to receive an unlegended certificate as set forth in the last sentence of Section 6(e) of the Plan; and (z) the performance goals to which the vesting of Performance Awards are subject shall be deemed to be met at target, such that Performance Awards immediately become fully vested.

Section 9.  Transferability; Successors

Stock Options, Restricted Stock or Performance Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation pursuant to the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

Section 10.  Amendments and Termination

The Board may amend, alter or discontinue the Plan at any time, provided that (i) no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant in respect of any outstanding award hereunder without such Participant’s prior consent; and (ii) the number of shares available for issuance under the Plan (subject to adjustment pursuant to Section 3), either in the aggregate, or, pursuant to Stock Options granted to any one person, shall not be increased; the minimum Stock Option exercise prices set forth in Section 5(a) shall not be decreased; the minimum Issue Price set forth in Section 6(b) shall not be decreased; and any provision of Section 8 relating to Performance Awards shall not be changed, without further approval of the stockholders of the Company.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take in to account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Section 11.  Company’s Right to Terminate Retention; Exclusivity

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements or modifying existing compensation arrangements for Participants, subject to stockholder approval if such approval is required by applicable statute, rule or regulation; and such arrangements either may be generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor a grant to a Participant of any Stock Option, Restricted Stock award or Performance Aware shall confer upon any Participant any right to continued employment or service with the Company.

Section 12.  Tax Withholding

The Company shall make appropriate provisions for the payment of any Federal, state or local taxes or any other charges that may be required by law to be withheld by reason of a grant or the issuance of shares of Common Stock pursuant to the Plan.

Section 13.  Choice of Law

The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 14.  Governmental and Other Regulations and Restrictions

(a) In General.  The issuance by the Company of any shares of Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

(b) Registration of Shares.  The Company shall use its reasonable commercial efforts to cause the shares of Common Stock issuable in connection with this Plan to be registered under the Securities Act of 1933, as amended (the “Securities Act”), but shall otherwise be under no obligation to register any shares of Common Stock issued under the Plan under the Securities Act or otherwise. If, at the time any shares of Common Stock are issued pursuant to the Plan, there shall not be on file with the Securities and Exchange Commission an effective Registration Statement under the Securities Act covering such shares of Common Stock, the Participant to whom such shares are to be issued will execute and deliver to the Company upon receipt by him or her of any such shares an undertaking, in form and substance satisfactory to the Company, that (i) such Participant has had access or will, by reason of such person’s employment or service with the Company, or otherwise, have access to sufficient information concerning the Company to enable him or her to evaluate the merits and risks of the acquisition of shares of the Company’s Common Stock pursuant to the Plan, (ii) such Participant has such knowledge and experience in financial and business matters that such person is capable of evaluating such acquisition, (iii) it is the intention of such Participant to acquire and hold such shares for investment and not for the resale or distribution thereof, (iv) such Participant will comply with the Securities Act and the Exchange Act with respect to such shares, and (v) such Participant will indemnify the Company for any cost, liability and expense that the Company may sustain by reason of any violation of the Securities Act or the Exchange Act occasioned by any act or omission on his or her part with respect to such shares.

(c) Resale of Shares.  Without limiting the generality of Section 9, shares of Common Stock acquired pursuant to the Plan shall not be sold, transferred or otherwise disposed of unless and until either (i) such shares shall have been registered by the Company under the Securities Act, (ii) the Company shall have received either a “no action” letter from the Securities and Exchange Commission or an opinion of counsel acceptable to the Company to the effect that such sale, transfer or other disposition of the shares may be effected without such registration, or (iii) such sale, transfer or disposition of the shares is made pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act, as the same may from time to time be in effect, and the Company shall have received an opinion of counsel acceptable to the Company to such effect.

(d) Legend on Certificates.  The Company may require that any certificate evidencing shares issued pursuant to the Plan bear a restrictive legend and be subject to stop-transfer orders or other actions, intended to effect compliance with the Securities Act or any other applicable regulatory measure.

Section 15.  Election With Respect to Restricted Property

A Participant who receives an award of Restricted Stock shall be entitled to make, at his or her discretion, within thirty (30) days of receipt of such restricted property and in accordance with applicable laws and regulations, the election provided for under Section 83(b) of the Code to be taxed on the fair market value of such restricted property at the time it is received. Participants should consult their individual tax advisors as to the tax consequences to them of the election under Section 83(b).

3D SYSTEMS

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 P.M., E.D.T., on May 18, 2009.

Vote by Internet

- Log on to the Internet and go to **www.envisionreports.com/TDSY**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - William E. Curran	[ ]	[ ]	02 - Miriam V. Gold	[ ]	[ ]	03 - Charles W. Hull	[ ]	[ ]
04 - Jim D. Kever	[ ]	[ ]	05 - G. Walter Loewenbaum, II	[ ]	[ ]	06 - Kevin S. Moore	[ ]	[ ]
07 - Abraham N. Reichental	[ ]	[ ]	08 - Daniel S. Van Riper	[ ]	[ ]	09 - Karen E. Welke	[ ]	[ ]

Proposal	For	Against	Abstain
2. Authorize the issuance of an additional 1,000,000 shares of common stock under the 2004 Incentive Stock Plan.	[ ]	[ ]	[ ]
3. Ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.	[ ]	[ ]	[ ]

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. [ ]

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign EXACTLY as name(s) appears below. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

Date (mm/dd/yyyy) – Please print date below.

Signature 1 - Please keep signature within the box.

Signature 2 - Please keep signature within the box.

ElectronicVotingInstructionsYoucanvoteby Internetortelephone!Available24hoursaday, 7daysaweek!Insteadofmailingyour proxy,youmaychooseoneofthetwovoting methodsoutlinedbelowtovoteyourproxy. VALIDATIONDETAILSARELOCATEDBELOWINTHE TITLEBAR.ProxiessubmittedbytheInternetor telephonemustbereceivedby11:59P.M.,E.D.T., onMay18,2009.VotebyInternet•Log ontotheInternetandgoto www.envisionreports.com/TDSY•Followthestepsoutlined onthesecuredwebsite.Votebytelephone• Calltollfree1-800-652-VOTE(8683)withinthe UnitedStates,Canada&PuertoRicoanytime onatouchtonetelephone.ThereisNOCHARGE toyouforthecall.•Followthe instructionsprovidedbytherecordedmessage. Usingablackinkpen,markyourvoteswith anXasshowninthisexample.Pleasedo notwriteoutsidethedesignatedareas.X AnnualMeetingProxyCardIFYOUHAVE NOTVOTEDVIATHEINTERNETORTELEPHONE,FOLD ALONGTHEPERFORATION,DETACHANDRETURNTHEBOTTOM PORTIONINTHEENCLOSEDENVELOPE.A Proposals—TheBoardofDirectorsrecommendsa voteFORallthenomineeslistedandFOR Proposals2and3.1.Electionof DirectorsForWithhold[][]For Withhold[][]ForWithhold[][ ]01-WilliamE.Curran02-Miriam V.Gold03-CharlesW.HullFor Withhold[][]ForWithhold[][ ]ForWithhold[][]04-Jim D.Kever05-G.WalterLoewenbaum,II06 -KevinS.MooreForWithhold[] []ForWithhold[][]ForWithhold [][]07-AbrahamN.Reichental 08-DanielS.VanRiper09-KarenE. WelkeForAgainstAbstain[][] ForAgainstAbstain[][]2. Authorizetheissuanceofanadditional1,000,000[ ]3.RatificationoftheappointmentofBDO Seidman,LLPas[]sharesofcommonstock underthe2004IncentivetheCompany’sindependent registeredpublicaccountingStockPlan.firmfor theyearendingDecember31,2009.B Non-VotingItemsChangeofAddress—Please printyournewaddressbelow.Comments—Please printyourcommentsbelow.MeetingAttendanceMark theboxtotherightifyouplanto[ ]attendtheAnnualMeeting.CAuthorized Signatures—Thissectionmustbecompletedfor yourvotetobecounted.—DateandSign BelowPleasesignEXACTLYasname(s) appearsbelow.Whensigningonbehalfofa corporation,estate,trustorotherstockholder,please giveitsfullnameandstateyourfulltitle orcapacityorotherwiseindicatethatyouare authorizedtosign.Date(mm/dd/yyyy)–Please printdatebelow.Signature1-Pleasekeep signaturewithinthebox.Signature2-Please keepsignaturewithinthebox.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

3D SYSTEMS

Proxy — 3D SYSTEMS CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION

The undersigned hereby appoints Abraham N. Reichental, Robert M. Grace, Jr. and Andrew M. Johnson, or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned and, to vote the shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of 3D Systems Corporation (the "2009 Annual Meeting") to be held at 10:00 a.m., E.D.T., on May 19, 2009 at the offices of the Company at 333 Three D Systems Circle, Rock Hill, South Carolina 29730 and at any adjournments or postponements thereof.

THE PROXY HOLDERS WILL VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR, IN THE ABSENCE OF A BOARD RECOMMENDATION ON ANY SUCH OTHER PROPER MATTERS, IN THE PROXY HOLDERS' DISCRETION.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2009 Annual Meeting and any adjournments or postponements thereof and acknowledges receipt of 3D Systems Corporation's Proxy Statement dated March 31, 2009 for the 2009 Annual Meeting.

This proxy will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the Election of all of the Director Nominees, FOR Proposal No. 2, FOR Proposal No. 3, and as recommended by the Board of Directors on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof or, in the absence of a board recommendation on any such other proper matters, in the proxy holders' discretion.

SEE REVERSE SIDE

Your vote is important. Please vote Today!
Please mark, sign, date and return your proxy form in the envelope provided.
Address Change/Comments (Mark the corresponding box on the reverse side)

IFYOUHAVENOTVOTEDVIATHEINTERNETOR TELEPHONE,FOLDALONGTHEPERFORATION,DETACHAND RETURNTHEBOTTOMPORTIONINTHEENCLOSEDENVELOPE. Proxy—3DSYSTEMSCORPORATIONTHIS PROXYISSOLICITEDBYTHEBOARDOFDIRECTORS OF3DSYSTEMSCORPORATIONTheundersigned herebyappointsAbrahamN.Reichental,RobertM. Grace,Jr.andAndrewM.Johnson,oranyof them,proxiesandattorneys-in-fact,withfullpower ofsubstitution,onbehalfandinthenameof theundersigned,torepresenttheundersignedand, tovotethesharesoftheundersignedwhich theundersignedwouldbeentitledtovoteif personallypresentattheAnnualMeetingof Stockholdersof3DSystemsCorporation(the“2009 AnnualMeeting”)tobeheldat10:00a.m., E.D.T.,onMay19,2009attheofficesof theCompanyat333ThreeDSystemsCircle, RockHill,SouthCarolina29730andatany adjournmentsorpostponementsthereof.THEPROXY HOLDERSWILLVOTEASRECOMMENDEDBYTHEBOARD OFDIRECTORSONANYOTHERMATTERSTHATMAY COMEBEFORETHEANNUALMEETINGORANY ADJOURNMENTSORPOSTPONEMENTSTHEREOFOR,INTHE ABSENCEOFABOARDRECOMMENDATIONONANYSUCH OTHERPROPERMATTERS,INTHEPROXYHOLDERS’ DISCRETION.Theundersignedherebyrevokesall proxiespreviouslygivenbytheundersignedtovote atthe2009AnnualMeetingandanyadjournments orpostponementsthereofandacknowledgesreceiptof 3DSystemsCorporation’sProxyStatementdatedMarch 31,2009forthe2009AnnualMeeting.This proxywillbevotedasdirected,or,ifno contrarydirectionisindicated,willbevotedFOR theElectionofalloftheDirectorNominees, FORProposalNo.2,FORProposalNo.3,and asrecommendedbytheBoardofDirectorson anyothermattersthatmaycomebeforethe AnnualMeetingoranyadjournmentsorpostponements thereofor,intheabsenceofaboard recommendationonanysuchotherpropermatters,in theproxyholders’discretion.SEEREVERSE SIDEYourvoteisimportant.PleasevoteToday! Pleasemark,sign,dateandreturnyourproxy formintheenvelopeprovided.AddressChange/Comments (Markthecorrespondingboxonthereverseside)